                                                                     EXHIBIT 3.1

                       RESTATED CERTIFICATE OF INCORPORATION
                                        OF
                          CHESAPEAKE ENERGY CORPORATION

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     Chesapeake Energy Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the Oklahoma General Corporation Act (the
"Act"), for the purpose of restating its certificate of incorporation, does hereby submit the following:

A.   The name of the Corporation is Chesapeake Energy Corporation. The name under which the Corporation was originally incorporated was Chesapeake
     Oklahoma Corporation.

B.   The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Oklahoma on November 19, 1996 (as amended from time to time, the "Certificate of Incorporation").

C.   This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 1080 of the Act after being adopted by the directors and only restates and integrates, but does not further amend, the provisions of the Certificate of Incorporation as amended and supplemented as of this date, there being no discrepancy between those provisions and the provisions hereof.

D.   The Certificate of Designations of Series A Junior Participating Preferred
     Stock of the Corporation, filed with the Secretary of State of Oklahoma on
     July 17, 1998, and attached hereto as Exhibit "A," will remain in full force and effect.

E.   The Certificate of Incorporation is hereby restated to read in its entirety as follows:

                                     ARTICLE I

                                       Name

     The name of the Corporation is:

                           CHESAPEAKE ENERGY CORPORATION

                                    ARTICLE II

                            Registered Office and Agent

     The address of the Corporation's registered office in the State of Oklahoma is 735 First National Building, 120 North Robinson, Oklahoma City, Oklahoma
73102. The Corporation's registered agent at such address is The Corporation
Company.

                                    ARTICLE III

                                     Purposes

     The nature of the business and the purpose of the Corporation shall be to engage in any lawful act or activity and to pursue any lawful purpose for which a corporation may be formed under the Oklahoma General Corporation Act (the
"Act"). The Corporation is authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the Act may have as in force from time to time, including, without limitation, all powers, rights and privileges necessary or convenient to carry out the purposes of the Corporation.

                                    ARTICLE IV

                                   Capital Stock

     The total number of shares of capital stock which the Corporation shall have authority to issue is Three Hundred Sixty Million (360,000,000) shares, consisting of Ten Million (10,000,000) shares of Preferred Stock, par value
$0.01 per share, and Three Hundred Fifty

Million (350,000,000) shares of Common Stock, par value $0.01 per share. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

     Section 1. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     A.   The number of shares constituting a series, the distinctive designation of a series and the stated value of the series, if different from the par value;

     B.   Whether the shares of a series are entitled to any fixed or determinable dividends, the dividend rate (if any) on the shares, whether the dividends are cumulative and the relative rights of priority of dividends on shares of that series;

     C.   Whether a series has voting rights in addition to the voting rights provided by law and the terms and conditions of such voting rights;

     D.   Whether a series will have or receive conversion or exchange privileges and the terms and conditions of such conversion or exchange privileges;

     Dividends on outstanding shares of Preferred Stock shall be paid or set apart for payment before any dividends shall be paid or declared or set apart for payment on the common shares with respect to the same dividend period.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution to holders of shares of
Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any)
payable with respect thereto.

     Section 2. Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of
Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders. Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any shares of
Preferred Stock, Common Stock or other equity securities issued or to be issued by the Corporation.

     Subject to the preferential and other dividend rights applicable to the
Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefor.

     In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of Preferred
Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them.

                                    ARTICLE V

                        Limitation of Director Liability

     A director of the Corporation shall not be personally liable to the
Corporation or its shareholders for damages for breach of fiduciary duty as a director, except for personal liability for: (i) acts or omissions by such director not in good faith or which involve intentional misconduct or a knowing violation of law; (ii) the payment of dividends or the redemption or purchase of stock in violation of Section 1053 of the Act; (iii) any breach of such director's duty of loyalty to the Corporation or its shareholders; or (iv) any transaction from which such director derived an improper personal benefit.

                                   ARTICLE VI

                             Certain Stock Purchases

     Section 1. Certain Definitions. For the purposes of this Article VI:

     "Continuing Director" means any member of the Board of Directors of the
Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a
Continuing Director by a majority of Continuing Directors then on the Board.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means in the case of stock, the highest closing sale price during the 30-day period ending on the date in question of a share of such stock on a principal United States securities exchange registered under the
Exchange Act on which such stock is listed or in the national market system maintained by the National Association of Securities Dealers, Inc., or, if the
stock is not listed on any such exchange or designated as a national market system security, the highest closing bid quotation with respect to a share of such stock during the 30-day period ending on the date in question on the
National Association of Securities Dealers, Inc. Automated Quotations system or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the
Board in good faith.

     "Interested Shareholder" shall have the meaning ascribed to such term under
Section 1090.3 of the Act.

     Section 2. Vote Required for Certain Stock Purchases.

     A. Any direct or indirect purchase by the Corporation, or any subsidiary of the Corporation, of any capital stock from a person or persons known by a majority of the Continuing Directors of the Corporation to be an Interested
Shareholder who has beneficially owned such capital stock for less than three years prior to the date of such purchase, or any agreement in respect thereof, at a price in excess of the Fair Market Value shall require the affirmative vote of no less than 66 2/3% of the votes cast by the holders, voting together as a single class, of all then outstanding shares of capital stock, excluding for this purpose the votes by the Interested Shareholder, unless a greater vote shall be required by law.

     B. Such affirmative vote shall not be required for a purchase or other acquisition of securities of the same class made on substantially the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act, and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations). Furthermore, such affirmative vote shall not be required for any purchase effected on the open market and not the result of a privately-negotiated transaction.

     Section 3. Powers of Continuing Directors. The Continuing Directors of the
Corporation shall have the power and duty to determine for the purposes of this
Article VI, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Shareholder, and the number of shares of capital stock owned beneficially by any person.

                                   ARTICLE VII

                               Board of Directors

     Section 1. Management by Board of Directors. The business and affairs of the Corporation shall be under the direction of the Board of Directors.

     Section 2. Number of Directors. Subject to the addition of any directors elected by a class of preferred stock as provided in Section 3 of this Article
VII, the number of directors which shall constitute the whole board shall not be less than three nor more than nine, and shall be determined by resolution adopted by a vote of two-thirds (2/3) of the entire board, or at an annual or special meeting of shareholders by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote. No reduction in number shall have the effect of removing any director prior to the expiration of his term.

     Section 3. Classes of Directors; Election by Shareholders; Vacancies. The
directors shall be divided into three classes, designated Class I, Class II and
Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of shareholders, the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of shareholders. At each annual meeting of shareholders beginning in
1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. No election of directors need be by written ballot.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designation attributable to such Preferred Stock or the resolution or resolutions adopted by the Board of Directors pursuant to
Section 2 of this Article VII applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VII unless expressly provided by such terms.

                                  ARTICLE VIII

                                    Indemnity

     Section 1. Third Party Claims. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the
Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the
Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

     Section 2. Derivative Claims. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 3. Expenses. Expenses, including fees and expenses of counsel, incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

     Section 4. Insurance. The Corporation may purchase (upon resolution duly adopted by the Board of Directors) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the
Corporation

would have the power to indemnify him against such liability.

     Section 5. Reimbursement. To the extent that a director, officer, employee or agent of, or any other person entitled to indemnity hereunder by, the
Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 6. Enforcement. Every such person shall be entitled, without demand by him upon the Corporation or any action by the Corporation, to enforce his right to such indemnity in an action at law against the Corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the Corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part hereof.

                                   ARTICLE IX

             Amendments; Bylaws; Control Shares Act; Written Consent

     Section 1. Amendments to Certificate of Incorporation. Notwithstanding
anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66
2/3%) of the issued and outstanding stock having voting power, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles V, VI, VII, VIII and this Article IX of this
Certificate of Incorporation.

     Section 2. Bylaws. Prior to the receipt of any payment for any of the
Corporation's stock, the Bylaws of the Corporation shall be adopted, amended or repealed by the Incorporator. Thereafter, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the
Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding stock of the
Corporation entitled to vote thereon.

     Section 3. Control Shares Act. The Corporation shall not be subject to the
Oklahoma Control Shares Act as codified at Sections 1145-1155 of the Act. This election shall be effective on the date of filing this Certificate.

     Section 4. Action By Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairman of the Board and Chief Executive Officer and attested to by its Secretary this 13th day of August, 2001.

                                 CHESAPEAKE ENERGY CORPORATION,
                                 an Oklahoma corporation

                                 By /s/ Aubrey K. McClendon
                                   -----------------------------------------
                                   Aubrey K. McClendon
                                   Chairman of the Board and Chief
                                   Executive Officer

ATTEST:

/s/ Patricia J. Murano
-----------------------------
Patricia J. Murano,
Assistant Secretary

AMENDMENT TO CERTIFICATE OF INCORPORATION

OF

CHESAPEAKE ENERGY CORPORATION

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

Chesapeake Energy Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the Oklahoma General Corporation Act (the “Act”), for the purpose of amending its certificate of incorporation, does hereby submit the following:

A.	The name of the Corporation is Chesapeake Energy Corporation. The name under which the Corporation was originally incorporated was Chesapeake Oklahoma Corporation.

B.	The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Oklahoma on November 19, 1996 (as amended from time to time, the “Certificate of Incorporation”).

C.	This Amendment to Certificate of Incorporation was duly adopted in accordance with the provisions of Section 1077 of the Act at the Corporation’s annual meeting by a majority of the outstanding capital stock of the Corporation entitled to vote thereon. Written notice of the Corporation’s annual meeting was given to the stockholders of the Corporation in accordance with the provisions of Section 1067 of the Act.

D.	The Certificate of Incorporation is hereby amended as follows:

1. Amendment to Article IV. The first sentence of Article IV of the Certificate of Incorporation starting with the words “The total number of shares of capital stock…” is hereby deleted in its entirety and the following sentence is substituted therefore:

The total number of shares of capital stock which the Corporation shall have authority to issue is Five Hundred Twenty Million (520,000,000) shares, consisting of Twenty Million (20,000,000) shares of Preferred Stock, par value $0.01 per share, and Five Hundred Million (500,000,000) shares of Common Stock, par value $0.01 per share.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to Certificate of Incorporation to be signed by its Chief Executive Officer and attested to by its Secretary this 9th day of June, 2004.

ATTEST:		CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation

/s/ JENNIFER M. GRIGSBY	By:	/s/ AUBREY K. MCCLENDON
Jennifer M. Grigsby, Secretary		Aubrey K. McClendon, Chief Executive Officer

                         CERTIFICATE OF DESIGNATIONS OF

                SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF
                          CHESAPEAKE ENERGY CORPORATION

                    (PURSUANT TO SECTION 1032 OF THE GENERAL
                   CORPORATION ACT OF THE STATE OF OKLAHOMA)

                           --------------------------

     Chesapeake Energy Corporation, a corporation organized and existing under the General Corporation Law of the State of Oklahoma (hereinafter called the
"Company"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company as required by Section 1032 of the General
Corporation Act of the State of Oklahoma and in accordance with Article IV of the Company's Certificate of Incorporation, as amended, at a meeting duly called and held on July 7, 1998:

     WHEREAS, pursuant to the Company's Certificate of Incorporation, as amended to date (hereinafter called the "Certificate of Incorporation"), the Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock") from time to time, of which 4,600,000 shares have been designated as the 7% Cumulative Convertible Preferred Stock and are
currently outstanding; and

     WHEREAS, pursuant to the authority vested in the Board of Directors of the
Company in accordance with the General Corporation Act of the State of Oklahoma and the Company's Certificate of Incorporation, the Board of Directors is
authorized by resolution duly adopted, to designate shares of Preferred Stock to be issued, in one or more series, to provide for the designation thereof of the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof;

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the
"Board") in accordance with the provisions of the Company's Certificate of
Incorporation, the Board of Directors on July 7, 1998 adopted the following resolutions to create a new series of Preferred Stock; and be it further

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Oklahoma General
Corporation Act and the

     Certificate of Incorporation, a Series A Junior Participating Preferred
Stock of the Corporation is hereby created, and 250,000 shares of Preferred
Stock shall be reserved for issuance as Series A Junior Participating Preferred
Stock in accordance with this Certificate of Designation with the designations thereof and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof as set forth below:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A
Preferred Stock") and the number of shares constituting the Series A Preferred
Stock shall be 250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

     Section 2. Dividends and Distributions.

     (A) Subject to the rights of the holders of any shares of any series of
Preferred Stock of the Company (the "Preferred Stock") (or any similar stock)
ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share, of the Company (the
"Common Stock") and of any other stock of the Company ranking junior to the
Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, quarterly dividends payable in cash on the last day of January, April, July, and October in each year (each such date being referred to herein as a "Dividend Payment
Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 and (b)
subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the
Company shall at any time after July 27, 1998 declare or pay any dividend on the
Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common
Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                       2

     (B) The Company shall declare a dividend or distribution on the Series A
Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend
Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent
Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on outstanding shares of Series A Preferred Stock from the
Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first
Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a
Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment
Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Certificate of Incorporation or required by law, each share of Series A Preferred Stock shall entitle the holder thereof to
1,000 votes on all matters upon which the holders of the Common Stock of the
Company are entitled to vote. In the event the Company shall at any time after
July 27, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in the Certificate of
Incorporation or in any other Certificate of Designations creating a series of
Preferred Stock or any similar stock, and except

                                       3

as otherwise required by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the
Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

     (C) Except as set forth herein, or as otherwise provided by law or the
Certificate of Incorporation, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not earned or declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (as to dividends) to the Series A Preferred
     Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (as to dividends) with the Series A
     Preferred Stock, except dividends paid ratably on the Series A Preferred
     Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock or rights, warrants or options to acquire such junior stock;

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
     up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of
     Directors) to all holders of such shares upon such terms as the Board of
     Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could,

                                       4

under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred
Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of the Common Stock or of shares of any other stock of the Company ranking junior, upon liquidation, dissolution or winding up, to the Series A
Preferred Stock unless, prior thereto, the holders of shares of Series A
Preferred Stock shall have received $10.00 per share, plus an amount equal to accrued and unpaid dividend distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of
Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to
1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred
Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Preferred Stock liquidation preference and the liquidation preferences of all other classes and series of stock of the Company, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in the proportion to their respective liquidation preferences. In the event the Company shall at any time after July 27, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common
Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A
Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common
Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In the case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly

                                       5

converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, exchanged or converted. In the event the Company shall at any time after July 27, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable from any holder.

     Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to all other series of
Preferred Stock and senior to the Common Stock.

     Section 10. Amendment. If any proposed amendment to the Certificate of
Incorporation (including this Certificate of Designations) would alter, change or repeal any of the preferences, powers or special rights given to the Series A
Preferred Stock so as to affect the Series A Preferred Stock adversely, then the holders of the Series A Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two- thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the General Corporation Act of the State of Oklahoma.

     Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                                       6

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by its Chairman of the Board and Chief Executive Officer and
attested by its Secretary this 7th day of July, 1998.

                              /s/ Aubrey K. McClendon
                              ----------------------------------------
                              Aubrey K. McClendon Chairman of the Board
                              and Chief Executive Officer

Attest: /s/ Janice A. Dobbs
       --------------------------
       Janice A. Dobbs
       Corporate Secretary

                                       7

FIRST AMENDMENT TO

CERTIFICATE OF DESIGNATIONS OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF

CHESAPEAKE ENERGY CORPORATION

(Pursuant to Section 1032 of the General

Corporation Act of the State of Oklahoma)

Chesapeake Energy Corporation, a corporation organized and existing under the General Corporation Act of the State of Oklahoma (hereinafter called the “Company”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company as required by Section 1032 of the General Corporation Act of the State of Oklahoma (hereinafter called the “Act”) and in accordance with Article IV of the Company’s Certificate of Incorporation, as amended (hereinafter called the “Certificate of Incorporation”), at a meeting duly called and held on April 23, 2004:

WHEREAS, pursuant to the authority vested in the Board of Directors of the Company in accordance with the Act and the Certificate of Incorporation, the Board of Directors is authorized by resolution duly adopted, to designate shares of preferred stock to be issued, in one or more series, to provide for the designation thereof of the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof;

WHEREAS, pursuant to the Certificate of Incorporation, the Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) from time to time, of which 250,000 shares have been designated as the Series A Junior Participating Preferred Stock, 313,250 shares have been designated as the 4.125% Cumulative Convertible Preferred Stock, 1,725,000 shares have been designated as the 5.0% Cumulative Convertible Preferred Stock, 4,600,000 shares have been designated as the 6.0% Cumulative Convertible Preferred Stock and 2,997,800 shares have been designated as the 6.75% Cumulative Convertible Preferred Stock; and

WHEREAS, on July 7, 1998, the Board of Directors approved and on July 17, 1998, the Company filed with the Oklahoma Secretary of State the Certificate of Designations of Series A Junior Participating Preferred Stock (the “Initial Certificate”) and as a result of an increase in the authorized shares of the Company’s common stock, par value $0.01 per share, the Board of Directors

1

desires to increase the number of shares of Series A Junior Participating Preferred Stock designated by the Initial Certificate.

NOW THEREFORE BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of the Act and the Certificate of Incorporation, the Initial Certificate is amended as follows:

1.        Increase in Shares. In order to increase the number of shares of Series A Junior Participating Preferred Stock, Section 1 of the Initial Certificate is deleted in its entirety and the following is substituted therefore:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 350,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

2.        Full Force and Effect. Except as specifically amended herein, all other terms and provisions of the Initial Certificate remain in full force and effect.

IN WITNESS WHEREOF, this First Amendment to Certificate of Designations is executed on behalf of the Company by its Chairman of the Board and Chief Executive Officer and attested by its Secretary this 7th day of May, 2004.

/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Attest:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby Corporate Secretary

2

                                                                  EXECUTION COPY

                           CERTIFICATE OF DESIGNATION
                                       OF
                  6.75% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                          CHESAPEAKE ENERGY CORPORATION

     Pursuant to Section 1032(G) of the Oklahoma General Corporation Act

     CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the "Company"), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Company, with the provisions thereof fixing the number of shares of the series and the dividend rate being set by action of the
Board of Directors of the Company:

     RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of Article IV, Section 1 of the Certificate of Incorporation of the Company, as amended from time to time
(the "Certificate of Incorporation"), and pursuant to Section 1032(G) of the
Oklahoma General Corporation Act, the Board of Directors hereby creates a series of preferred stock of the Company and hereby states that the voting powers, designations, preferences and relative, participating, optional or other special rights of which, and qualifications, limitations or restrictions thereof (in addition to the provisions set forth in the Certificate of Incorporation which are applicable to the preferred stock of all classes and series), shall be as follows:

     1. Designation and Amount; Ranking. (a) There shall be created from the
10,000,000 shares of preferred stock, par value $0.01 per share, of the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as the "6.75% Cumulative Convertible Preferred
Stock," par value $0.01 per share (the "Preferred Stock"), and the number of shares of such series shall be 3,000,000. Such number of shares may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Preferred Stock to a number less than that of the shares of Preferred Stock then outstanding plus the number of shares issuable upon exercise of options or rights then outstanding.

                                                                               2

     (b) The Preferred Stock will, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company rank (i) senior to all Junior Stock, (ii) on a parity with all Parity Stock and (iii) junior to all Senior Stock.

     2. Definitions. As used herein, the following terms shall have the following meanings:

          (1) "Accrued Dividends" shall mean, with respect to any share of
Preferred Stock, as of any date, the accrued and unpaid dividends on such share from and including the most recent Dividend Payment Date (or the Issue Date, if such date is prior to the first Dividend Payment Date) to but not including such date.

          (2) "Accumulated Dividends" shall mean, with respect to any share of
Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends on such share from the Issue Date until the most recent Dividend Payment Date on or prior to such date. There shall be no Accumulated Dividends with respect to any share of Preferred Stock prior to the first Dividend Payment Date.

          (3) "Affiliate" shall have the meaning ascribed to it, on the date hereof, under Rule 405 of the Securities Act of 1933, as amended.

          (4) "Board of Directors" shall mean the Board of Directors of the
Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

          (5) "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

          (6) "Change of Control" shall mean any of the following events: (i)
the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the
Exchange Act), other than to Permitted Holders; (ii) the adoption of a plan the consummation of which would result in the liquidation or dissolution of the
Company; (iii) the acquisition, directly or indirectly, by any Person or group
(as such term is used in Section 13(d)(3) of the Exchange Act), other than
Permitted Holders, of beneficial ownership (as defined in Rule 13d-3 under the
Exchange Act) of more than 50% of the aggregate voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own
(as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the

                                                                               3

Board of Directors (for the purposes of this definition, such other Person or group shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person or group is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the
Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the
Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or (iv) during any period of two consecutive years, individuals who at the beginning of such period composed the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the
Board of Directors of the Company then in office. For purposes of this definition of "Change of Control," the term "Permitted Holders" means Aubrey K.
McClendon and Tom L. Ward and their respective Affiliates.

          (7) "Change of Control Date" shall mean the date on which the Change of Control event occurs.

          (8) "Conversion Price" shall mean $7.70, subject to adjustment as set forth in Section 7(c).

          (9) "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

          (10) "DTC" or "Depository" means The Depository Trust Company.

          (11) "Dividend Payment Date" shall mean February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2002.

          (12) "Dividend Record Date" shall mean February 1, May 1, August 1 and
November 1 of each year.

          (13) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                                                                               4

          (14) "Holder" or "holder" shall mean a holder of record of the
Preferred Stock.

          (15) "Issue Date" shall mean November 13, 2001, the original date of issuance of the Preferred Stock.

          (16) "Junior Stock" shall mean all classes of common stock of the
Company and the Series A Junior Participating Convertible Preferred Stock and
each other class of capital stock or series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the
Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

          (17) "Liquidation Preference" shall mean, with respect to each share of Preferred Stock, $50.

          (18) "Market Value" shall mean the average closing price of the Common
Stock for a five consecutive trading day period on the NYSE (or such other national securities exchange or automated quotation system on which the Common
Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the
Board of Directors to be the fair value of the Common Stock).

          (19) "NYSE" shall mean the New York Stock Exchange, Inc.

          (20) "Officer" means the Chairman of the Board of Directors, the
President, any Vice President, the Treasurer, the Secretary or any Assistant
Secretary of the Company.

          (21) "Officers' Certificate" means a certificate signed by two
Officers.

          (22) "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

          (23) "Parity Stock" shall mean any class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

          (24) "Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association,

                                                                               5

joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

          (25) "Purchase Agreement" shall mean that certain Purchase Agreement with respect to the Preferred Stock, dated as of November 6, 2001 among the
Company, Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc.,
Lehman Brothers Inc. and Salomon Smith Barney Inc.

          (26) "Registration Rights Agreement" means the Registration Rights
Agreement dated November 6, 2001 among the Company, Credit Suisse First Boston
Corporation, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Salomon Smith
Barney Inc. with respect to the Preferred Stock.

          (27) "SEC" or "Commission" shall mean the Securities and Exchange
Commission.

          (28) "Securities Act" means the Securities Act of 1933, as amended.

          (29) "Senior Stock" shall mean each class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

          (30) "Shelf Registration Statement" shall mean a shelf registration statement filed with the SEC to cover resales of Transfer Restricted Securities by holders thereof, as required by the Registration Rights Agreement.

          (31) "Transfer Agent" shall mean UMB Bank, N.A., the Company's duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Preferred Stock. The Company may, in its sole discretion, remove the
Transfer Agent with 10 days' prior notice to the Transfer Agent; provided, that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness or such removal.

          (32) "Transfer Restricted Securities" shall mean each share of
Preferred Stock (or the shares of Common Stock into which such share of
Preferred Stock is convertible) until (i) the date on which such security or its predecessor has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such security or predecessor is distributed to the public pursuant to
Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

                                                                               6

          (33) "Voting Rights Triggering Event" shall mean the failure of the
Company to pay dividends on the Preferred Stock with respect to six or more quarterly periods (whether or not consecutive).

          (34) "Voting Stock" shall mean, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the
Board of Directors or other governing body of such Person. For purposes of this definition, "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

     3. Dividends.

          (1) The holders of shares of the outstanding Preferred Stock shall be entitled, when, as and if declared by the Board of Directors out of funds of the
Company legally available therefor, to receive cumulative cash dividends at the rate per annum of 6.75% per share on the Liquidation Preference (equivalent to
$3.375 per annum per share, payable quarterly in arrears (the "Dividend Rate").
The Dividend Rate may be increased in the circumstances described in Section
3(b) below. Dividends payable for each full dividend period will be computed by dividing the Dividend Rate by four and shall be payable in arrears on each
Dividend Payment Date (commencing February 15, 2002) for the quarterly period ending immediately prior to such Dividend Payment Date, to the holders of record of Preferred Stock at the close of business on the Dividend Record Date applicable to such Dividend Payment Date. Such dividends shall be cumulative from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date (whether or not in any dividend period or periods there shall be funds of the Company legally available for the payment of such dividends) and shall accrue on a day-to-day basis, whether or not earned or declared, from and after the Issue Date. Dividends payable for any partial dividend period shall be computed on the basis of actual days elapsed over a 360-day year consisting of twelve 30-day months. Accumulations of dividends on shares of Preferred Stock shall not bear interest.

          (2) If (i) by January 12, 2002, the Shelf Registration Statement has
not been filed with the Commission, (ii) by May 12, 2002, the Shelf Registration
Statement has not been declared effective by the Commission or (iii) after the
Shelf Registration Statement has been declared effective, (A) the Shelf
Registration Statement thereafter ceases to be effective or (B) the Shelf
Registration Statement or the related prospectus ceases to be usable (in each case, subject to the exceptions described below) in connection with resale of
Transfer Restricted Securities during the period that any Transfer Restricted
Securities remain outstanding (each such event referred to in clauses

                                                                               7

(i), (ii) and (iii), a "Registration Default"), additional dividends shall accrue on the Preferred Stock at the rate of .50% per annum (resulting in a
Dividend Rate of 7.25% per annum during the continuance of a Registration
Default), from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. At all other times, dividends shall accumulate on the Preferred
Stock at the Dividend Rate as described in Section 3(a).

          A Registration Default referred to in clause (iii) of Section 3(b)
shall be deemed not to have occurred and be continuing in relation to the Shelf
Registration Statement or the related prospectus if (i) such Registration
Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit
Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in the Shelf Registration
Statement or the related prospectus and (ii) in the case of clause (y), the
Company is proceeding promptly and in good faith to amend or supplement such
Shelf Registration Statement and related prospectus to describe such events;
provided, however, that in any case if such Registration Default referred to in clause (iii) of Section 3(b) occurs for a continuous period in excess of 30 days, additional dividends as described in Section 3(b) shall be payable in accordance therewith from the day such Registration Default occurs until such
Registration Default is cured.

          (3) No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of
Preferred Stock.

          (4) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity
Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Company
(except by conversion into or exchange for shares of Parity Stock or Junior
Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior
Stock)), unless full Accumulated Dividends shall have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Preferred Stock and any Parity
Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been

                                                                               8

paid on the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends on the shares of
Preferred Stock and such other Parity Stock bear to each other.

          (5) Holders of shares of Preferred Stock shall not be entitled to any dividends on the Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the
Preferred Stock which may be in arrears.

          (6) The holders of shares of Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the subsequent conversion thereof or the Company's default in payment of the dividend due on that Dividend Payment Date. However, shares of Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the close of business on the day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on the shares on that Dividend Payment
Date. A holder of shares of Preferred Stock on a Dividend Record Date who (or whose transferee) tenders any shares for conversion on the corresponding
Dividend Payment Date will receive the dividend payable by the Company on the
Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Preferred Stock for conversion. Except as provided above with respect to a voluntary conversion pursuant to Section 7, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon conversion.

                                                                               9

     4. Change of Control.

          (1) Upon the occurrence of a Change of Control, each holder of
Preferred Stock shall, in the event that the Market Value for the period ending on the Change of Control Date is less than the Conversion Price, have a one-time option (the "Change of Control Option") to convert all of such holder's outstanding shares of Preferred Stock into fully paid and nonassessable shares of Common Stock at an adjusted Conversion Price equal to the greater of (i) the
Market Value for the period ending on the Change of Control Date and (ii)
$4.0733. The Change of Control Option must be exercised, if at all, during the period of not less than 30 days nor more than 60 days commencing on the third
Business Day after notice of a Change in Control has been given by the Company in accordance with Section 4(b). In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Change of Control, the Company may, at its option, make a cash payment equal to the Market Value for each share of such Common Stock otherwise issuable determined for the period ending on the
Change of Control Date. Notwithstanding the foregoing, upon the occurrence of a
Change of Control in which (i) each holder of Common Stock receives consideration consisting solely of common stock of the successor, acquiror or other third party (and cash paid in lieu of fractional shares) that is listed on a national securities exchange or quoted on the NASDAQ National Market and (ii)
all the Common Stock has been exchanged for, converted into or acquired for common stock of the successor, acquiror or other third party (and cash in lieu of factional shares), and the Preferred Stock becomes convertible solely into such common stock, the Conversion Price will not be adjusted as described in this Section 4(a).

          (2) In the event of a Change of Control (other than a Change of
Control described in the last sentence of Section 4(a)), notice of such Change of Control shall be given, within five Business Days of the Change of Control
Date, by the Company by first-class mail to each record holder of shares of
Preferred Stock, at such holder's address as the same appears on the books of the Company. Each such notice shall state (i) that a Change of Control has occurred; (ii) the last day on which the Change of Control Option may be exercised (the "Expiration Date") pursuant to the terms hereof; (iii) the name and address of the Transfer Agent; and (iv) the procedures that holders must follow to exercise the Change of Control Option.

          (3) On or before the Expiration Date, each holder of shares of
Preferred Stock wishing to exercise the Change of Control Option shall surrender the certificate or certificates representing the shares of Preferred Stock to be converted, in the manner and at the place designated in the notice described in
Section 4(b), and on such date the cash or shares of Common Stock due to such holder shall be delivered to the Person whose name appears on such certificate or certificates as the owner thereof and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares.
Upon surrender (in accordance with the notice described in Section 4(b))

                                                                              10

of the certificate or certificates representing any shares to be so converted
(properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be converted by the Company at the adjusted Conversion Price, if applicable, as described in Section 4(a).

          (4) The rights of holders of Preferred Stock pursuant to this Section
4 are in addition to, and not in lieu of, the rights of holders of Preferred
Stock provided for in Section 7 hereof.

     5. Voting.

          (1) The shares of Preferred Stock shall have no voting rights except as set forth below or as otherwise required by Oklahoma law from time to time:

          (i) If and whenever at any time or times a Voting Rights Triggering
Event occurs, then the holders of shares of Preferred Stock, voting as a single class with any other preferred stock or preference securities having similar voting rights that are exercisable (the "Voting Rights Class"), will be entitled at the next regular or special meeting of stockholders of the Company to elect two additional directors of the Company, unless the Board of Directors is comprised of fewer than six directors at such time, in which case the Voting
Rights Class shall be entitled to elect one additional director. Upon the election of any such additional directors, the number of directors that compose the Board of Directors shall be increased by such number of additional directors.

          (ii) Such voting rights may be exercised at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of Preferred Stock shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 5(a)(i) shall terminate.

          (iii) At any time when such voting rights shall have vested in holders of shares of the Voting Rights Class, an Officer of the Company may call, and, upon written request of the record holders of shares representing at least twenty-five percent (25%) of the voting power of the shares then outstanding of the Voting Rights Class, addressed to the Secretary of the Company, shall call a special meeting of the holders of shares of the Voting Rights Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company, or, if none, at a place designated by the Board of
Directors. Notwithstanding the provisions of this Section 5(a)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 5(a)(i) shall be held at such annual meeting of stockholders.

                                                                              11

          (iv) At any meeting held for the purpose of electing directors at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of shares of Preferred Stock constituting a majority of the shares of Preferred Stock present at such meeting, in person or by proxy, shall be sufficient to elect any such director.

          (v) Any director elected pursuant to the voting rights created under this Section 5(a) shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 5
(a)(ii)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or if there be no such remaining director, by the holders of shares of the
Voting Rights Class at a special meeting called in accordance with the procedures set forth in this Section 5, or, if no such special meeting is called, at the next annual meeting of stockholders. Upon any termination of such voting rights, the term of office of all directors elected pursuant to this
Section 5 shall terminate.

          (vi) So long as any shares of Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent of the holders of at least 66 2/3%
of the outstanding Preferred Stock voting or consenting, as the case may be, separately as one class, (i) create, authorize or issue any class or series of
Senior Stock (or any security convertible into Senior Stock) or (ii) amend the
Certificate of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Preferred
Stock.

          (vii) In exercising the voting rights set forth in this Section 5(a), each share of Preferred Stock shall be entitled to one vote.

          (2) The Company may authorize, increase the authorized amount of, or issue any shares of Parity Stock or Junior Stock, without the consent of the holders of Preferred Stock, and in taking such actions the Company shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Preferred Stock.

     6. Liquidation Rights.

                                                                              12

          (1) In the event of any liquidation, winding-up or dissolution of the
Company, whether voluntary of involuntary, each holder of shares of Preferred
Stock shall be entitled to receive and to be paid out of the assets of the
Company available for distribution to its stockholders the Liquidation
Preference plus Accumulated Dividends and Accrued Dividends thereon in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, on any Common Stock.

          (2) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 6.

          (3) After the payment to the holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 6, the holders of
Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

          (4) In the event the assets of the Company available for distribution to the holders of shares of Preferred Stock upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of
Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

     7. Conversion.

          (a) Each holder of Preferred Stock shall have the right, at its option, exercisable at any time and from time to time from the Issue Date to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Preferred Stock. In such case, the shares of Preferred
Stock shall be converted into such whole number of fully paid and nonassessable shares of Common Stock as is equal, subject to Section 7(g), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price
(as defined below) then in effect. The Conversion Price initially shall be
$7.70, subject to adjustment as set forth in Section 7(c).

          The conversion right of a holder of Preferred Stock shall be exercised by the holder by the surrender to the Company of the certificates representing shares to be

                                                                              13

converted at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent to be maintained by it, accompanied by written notice to the Company in the form of Exhibit B that the holder elects to convert all or a portion of the shares of Preferred Stock represented by such certificate and specifying the name or names (with address)
in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or its duly appointed Transfer Agent)
by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(i). Immediately prior to the close of business on the date of receipt by the Company or its duly appointed Transfer Agent of notice of conversion of shares of Preferred Stock, each converting holder of Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder's Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such holder. Upon notice from the Company, each holder of Preferred
Stock so converted shall promptly surrender to the Company, at any place where the Company shall maintain a Transfer Agent, certificates representing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer. On the date of any conversion, all rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to (i)
receive certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock have been converted and cash, in lieu of any fractional shares as provided in Section 7(f); and (ii) exercise the rights to which they are entitled as holders of Common Stock.

          (b) If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next preceding Business Day.

                                                                              14

          (c) The Conversion Price shall be subject to adjustment as follows:

               (i) In case the Company shall at any time or from time to time
(A) pay a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 7(c) shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Company
(other than the issuance of shares of Common Stock in connection with the payment of dividends on or the conversion of Preferred Stock); (B) subdivide the outstanding shares of Common Stock into a larger number of shares; (C) combine the outstanding shares of Common Stock into a smaller number of shares; (D)
issue any shares of its capital stock in a reclassification of the Common Stock;
or (E) pay a dividend or make a distribution to all holders of shares of Common
Stock (other than a dividend or distribution subject to Section 7(c)(ii))
pursuant to a stockholder rights plan, "poison pill" or similar arrangement and excluding dividends payable on the Preferred Stock then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted
(and any other appropriate actions shall be taken by the Company) so that the holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Preferred Stock been converted into shares of Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(c)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(ii) In case the Company shall at any time or from time to time issue to all holders of its Common Stock rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the Market Value for the period ending on the date of issuance
(treating the price per share of any security convertible, or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price paid to acquire such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into
Common Stock divided by (B) the number of shares of Common Stock into which such convertible, exchangeable or exercisable security is initially convertible, exchangeable or exercisable), other than (I) issuances of such rights, options or warrants if the holder of Preferred Stock would be entitled to receive such rights, options or warrants upon conversion at any time of shares of Preferred
Stock into Common Stock and (II) issuances that are subject to certain triggering events (until such time as such triggering events

                                                                              15

occur), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the record date of such issuance by a fraction (y) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued upon or as a result of the issuance of such rights, options or warrants (or the maximum number into or for which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (z) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of
Common Stock so issued (or into or for which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon the conversion, exchange or exercise of such security) would purchase at the Market Value for the period ending on the date of conversion; provided, that if the Company distributes rights or warrants
(other than those referred to above in this subparagraph (c)(ii)) pro rata to the holders of Common Stock, so long as such rights or warrants have not expired or been redeemed by the Company, (y) the holder of any Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the
"Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants and (ii) if such conversion occurs after the Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such Preferred Stock was convertible immediately prior to such
Distribution Date would have been entitled on such Distribution Date had such
Preferred Stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights and warrants, and (z) the Conversion Price shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants.

(iii) In case the Company shall at any time or from time to time (A) make a pro rata distribution to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in clause (E) of paragraph (c)(i) above, or cash distributed upon a merger or consolidation to which paragraph (g) below applies), that, when combined together with (x) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (y)
any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its subsidiaries for shares of

                                                                              16

Common Stock concluded within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 7(c) has been made, in the aggregate exceeds 15% of the Company's market capitalization (defined as the product of the Market Value for the period ending on the record date of such distribution times the number of shares of Common Stock outstanding on such record date) on the record date of such distribution; (B) complete a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock that involves an aggregate consideration that, together with (I) any cash and other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 7(c) has been made and (II) the aggregate amount of any such all-cash distributions referred to in clause (A) above to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments have been made, exceeds 15% of the Company's market capitalization on the expiration of such tender offer; or (C) make a distribution to all holders of its Common Stock consisting of evidences of indebtedness, shares of its capital stock other than
Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in paragraphs (c)(i),
(c)(ii) above or this (c)(iii)), then, and in each such case, the Conversion
Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution or completion of such tender or exchange offer, as the case may be, by a fraction (x) the numerator of which shall be the Market Value for the period ending on the record date referred to below, or, if such adjustment is made upon the completion of a tender or exchange offer, on the payment date for such offer, and (y) the denominator of which shall be such Market Value less the then fair market value
(as determined by the Board of Directors of the Company) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, applicable to one share of Common Stock
(but such denominator shall not be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if the holder of shares of Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Preferred Stock into shares of Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this Section 7(c)(iii) as a dividend on the Common
Stock. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

(iv) In the case the Company at any time or from time to time shall take any action affecting its Common Stock (it being understood that the issuance or sale of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) to any Person at a price per share less than the
Conversion Price then in effect shall not be

                                                                              17

deemed such an action), other than an action described in any of Section 7(c)(i)
through Section 7(c)(iii), inclusive, or Section 7(g), then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Preferred Stock).

               (v) Notwithstanding anything herein to the contrary, no
adjustment under this Section 7(c) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the
Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such
Conversion Price.

               (vi) The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the
Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

          (d) If the Company shall take a record of the holders of its Common
Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the
Conversion Price then in effect shall be required by reason of the taking of such record.

          (e) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to each holder of
Preferred Stock a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

          (f) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred
Stock, whether voluntary or mandatory. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the

                                                                              18

aggregate Liquidation Preference of the shares of Preferred Stock so surrendered. If the conversion of any share or shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported sale price of the Common Stock on the NYSE (or on such other national securities exchange or automated quotation system on which the Common Stock is then listed for trading or authorized for quotation or, if the Common Stock is not then so listed or authorized for quotation, an amount determined in good faith by the
Board of Directors to be the fair value of the Common Stock) at the close of business on the trading day next preceding the day of conversion shall be paid to such holder in cash by the Company.

          (g) In the event of any reclassification of outstanding shares of
Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the event of any consolidation or merger of the Company with or into another Person or any merger of another
Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in the event of any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a "Transaction"), each share of Preferred Stock then outstanding shall, without the consent of any holder of Preferred Stock, become convertible at any time, at the option of the holder thereof, only into the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common
Stock into which such share of Preferred Stock could have been converted immediately prior to such Transaction, after giving effect to any adjustment event. The provisions of this Section 7(g) and any equivalent thereof in any such securities similarly shall apply to successive Transactions. The provisions of this Section 7(g) shall be the sole right of holders of Preferred Stock in connection with any Transaction and such holders shall have no separate vote thereon.

          (h) The Company shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred
Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

          (i) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock shall be made without charge to the converting holder of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Preferred Stock converted; provided,

                                                                              19

however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of
Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

     8. Mandatory Conversion.

          (a) At any time on or after November 20, 2004, the Company shall have the right, at its option, to cause the Preferred Stock, in whole but not in part, to be automatically converted into that number of whole shares of Common
Stock for each share of Preferred Stock equal to the quotient of (i) the
Liquidation Preference divided by (ii) the Conversion Price then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with
Section 7(f). The Company may exercise its right to cause a mandatory conversion pursuant to this Section 8(a) only if the closing price of the Common Stock equals or exceeds 130% of the Conversion Price then in effect for at least 20 trading days in any consecutive 30-day trading period on the NYSE (or such other national securities exchange or automated quotation system on which the Common
Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the
Board of Directors to be the fair value of the Common Stock), including the last trading day of such 30-day period, ending on the trading day prior to the
Company's issuance of a press release announcing the mandatory conversion as described in Section 8(b).

          (b) To exercise the mandatory conversion right described in Section
8(a), the Company must issue a press release for publication on the Dow Jones
News Service prior to the opening of business on the first trading day following any date on which the conditions described in Section 8(a) are met, announcing such a mandatory conversion. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of Preferred
Stock (not more than four Business Days after the date of the press release) of the mandatory conversion announcing the Company's intention to convert the
Preferred Stock. The conversion date will be a date selected by the Company (the
"Mandatory Conversion Date") and will be no more than five days after the date on which the Company issues the press release described in this Section 8(b).

          (c) In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in
Section 8(b) shall state, as appropriate: (i) the Mandatory Conversion Date;
(ii) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock; (iii) the number of shares of Preferred Stock to be converted; and (iv) that dividends on

                                                                              20

the Preferred Stock to be converted will cease to accrue on the Mandatory
Conversion Date.

          (d) On and after the Mandatory Conversion Date, dividends will cease to accrue on the Preferred Stock called for a mandatory conversion pursuant to
Section 8(a) and all rights of holders of such Preferred Stock will terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof and cash, in lieu of any fractional shares of Common Stock in accordance with Section 7(f). The dividend payment with respect to the Preferred
Stock called for a mandatory conversion pursuant to Section 8(a) on a date during the period between the close of business on any Dividend Record Date to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such
Dividend Record Date if such share has been converted after such Dividend Record
Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion pursuant to Section 8(a), no payment or adjustment will be made upon conversion of
Preferred Stock for Accrued Dividends or for dividends with respect to the
Common Stock issued upon such conversion.

          (e) The Company may not authorize, issue a press release or give notice of any mandatory conversion pursuant to Section 8(a) unless, prior to giving the conversion notice, all Accumulated Dividends on the Preferred Stock for periods ended prior to the date of such conversion notice shall have been paid in cash.

          (f) In addition to the mandatory conversion right described in Section
8(a), if there are less than 250,000 shares of Preferred Stock outstanding, the
Company shall have the right, at any time on or after November 20, 2006, at its option, to cause the Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the quotient of (i) the
Liquidation Preference divided by (ii) the lesser of (A) the Conversion Price then in effect and (B) the Market Value for the period ending on the second trading day immediately prior to the Mandatory Conversion Date, with any resulting fractional shares of Common Stock to be settled in cash in accordance with Section 7(f). The provisions of clauses (b), (c), (d) and (e) of this
Section 8 shall apply to any mandatory conversion pursuant to this clause (f);
provided that (i) the Mandatory Conversion Date described in Section 8(b) shall not be less than 15 days nor more than 30 days after the date on which the
Company issues a press release pursuant to Section 8(b) announcing such mandatory conversion and (ii) the press release and notice of mandatory conversion described in Section 8(c) will not state the number of shares of
Common Stock to be issued upon conversion of each share of Preferred Stock.

     9. Consolidation, Merger and Sale of Assets.

                                                                              21

          (a) The Company, without the consent of the holders of any of the outstanding Preferred Stock, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company; provided, however, that
(a) the successor, transferee or lessee is organized under the laws of the
United States or any political subdivision thereof; (b) the shares of Preferred
Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, the Preferred Stock had immediately prior to such transaction; and (c) the Company delivers to the Transfer Agent an
Officers' Certificate and an Opinion of Counsel stating that such transaction complies with this Certificate of Designation.

          (b) Upon any consolidation by the Company with, or merger by the
Company into, any other person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section 9(a), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the shares of Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Preferred Stock.

     10.  SEC Reports.

          Whether or not the Company is required to file reports with the
Commission, if any shares of Preferred Stock are outstanding, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a)or 15(d) under the
Exchange Act. The Company shall supply each holder of Preferred Stock, upon request, without cost to such holder, copies of such reports or other information.

     11.  Certificates.

          (a) Form and Dating. The Preferred Stock and the Transfer Agent's
certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of
Designation. The Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the
Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Preferred Stock certificate shall be dated the date of its authentication. The terms of the
Preferred Stock certificate set forth in Exhibit A are part of the terms of this
Certificate of Designation.

                                                                              22

          (i) Global Preferred Stock. The Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in
Exhibit A hereto (the "Global Preferred Stock"), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Preferred Stock represented by Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the
Transfer Agent and DTC or its nominee as hereinafter provided. With respect to shares of Preferred Stock that are not "restricted securities" as defined in
Rule 144 on a conversion date, all shares of Common Stock distributed on such conversion date will be freely transferable without restriction under the
Securities Act (other than by affiliates), and such shares will be eligible for receipt in global form through the facilities of DTC.

          (ii) Book-Entry Provisions. In the event Global Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer
Agent shall authenticate and deliver initially one or more Global Preferred
Stock certificates that (a) shall be registered in the name of DTC for such
Global Preferred Stock or the nominee of DTC and (b) shall be delivered by the
Transfer Agent to DTC or pursuant to DTC's instructions or held by the Transfer
Agent as custodian for DTC.

          Members of, or participants in, DTC ("Agent Members") shall have no rights under this Certificate of Designation with respect to any Global
Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer
Agent as the absolute owner of such Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the
Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock.

          (iii) Certificated Preferred Stock; Certificated Common Stock. Except
as provided in this paragraph 11(a) or in paragraph 11 (c), owners of beneficial interests in Global Preferred Stock will not be entitled to receive physical delivery of Preferred Stock in fully registered certificated form ("Certificated
Preferred Stock"). With respect to shares of Preferred Stock that are
"restricted securities" as defined in Rule 144 on a conversion date, all shares of Common Stock issuable on conversion of such shares on such conversion date will be issued in fully registered certificated form ("Certificated Common
Stock"). Certificates of Certificated Common Stock will be mailed or made

                                                                              23

available at the office of the Transfer Agent for the Preferred Stock on or as
soon as reasonably practicable after the relevant conversion date to the converting holder.

          After a transfer of any Preferred Stock or Certificated Common Stock during the period of the effectiveness of a Shelf Registration Statement with respect to such Preferred Stock or such Certificated Common Stock, all requirements pertaining to legends on such Preferred Stock (including Global
Preferred Stock) or Certificated Common Stock will cease to apply, the requirements requiring that any such Certificated Common Stock issued to Holders be issued in certificated form, as the case may, will cease to apply, and
Preferred Stock or Common Stock, as the case may be, in global or fully registered certificated form, in either case without legends, will be available to the transferee of the Holder of such Preferred Stock or Certificated Common
Stock upon exchange of such transferring Holder's Preferred Stock or Common
Stock or directions to transfer such Holder's interest in the Global Preferred
Stock, as applicable.

(b) Execution and Authentication. One Officer shall sign the Preferred Stock certificate for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the
Preferred Stock certificate, the Preferred Stock certificate shall be valid nevertheless.

          A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Preferred Stock certificate. The signature shall be conclusive evidence that the Preferred Stock certificate has been authenticated under this
Certificate of Designation.

          The Transfer Agent shall authenticate and deliver certificates for up to 3,000,000 shares of Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant
Treasurer of the Company. Such order shall specify the number of shares of
Preferred Stock to be authenticated and the date on which the original issue of
Preferred Stock is to be authenticated.

          The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for Preferred Stock.
Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Preferred Stock whenever the Transfer Agent may do
so. Each reference in this Certificate of Designation to authentication by the
Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

                                                                              24

          (c) Transfer and Exchange. (i) Transfer and Exchange of Certificated
Preferred Stock. When Certificated Preferred Stock is presented to the Transfer
Agent with a request to register the transfer of such Certificated Preferred
Stock or to exchange such Certificated Preferred Stock for an equal number of shares of Certificated Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Preferred
Stock surrendered for transfer or exchange:

               (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the
          Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

               (2) is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause
          (I) or (II) below, and is accompanied by the following additional information and documents, as applicable:

                           (I) if such Certificated Preferred Stock is being
                  delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of
                  Exhibit C hereto; or

                           (II) if such Certificated Preferred Stock is being
                  transferred to the Company or to a "qualified institutional buyer" ("QIB") in accordance with Rule 144A under the
                  Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect (in substantially the form of
                  Exhibit C hereto) and (ii) if the Company so requests, an
                  Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in paragraph 11 (c) (vii).

                                                                              25

          (ii) Restrictions on Transfer of Certificated Preferred Stock for a
Beneficial Interest in Global Preferred Stock. Certificated Preferred Stock may
not be exchanged for a beneficial interest in Global Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer
Agent of Certificated Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the
Company and the Transfer Agent, together with written instructions directing the
Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Preferred Stock to reflect an increase in the number of shares of Preferred Stock represented by the Global Preferred
Stock, then the Transfer Agent shall cancel such Certificated Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by the Global Preferred Stock to be increased accordingly. If no Global Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the
Company in the form of an Officers' Certificate, a new Global Preferred Stock
representing the appropriate number of shares.

          (iii) Transfer and Exchange of Global Preferred Stock. The transfer and exchange of Global Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designation
(including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

          (iv)  Transfer of a Beneficial Interest in Global Preferred Stock for
a Certificated Preferred Stock.

          (1) Any Person having a beneficial interest in Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 may upon request, but only with the consent of the Company, and if accompanied by a certification from such
     Person to that effect (in substantially the form of Exhibit C hereto), exchange such beneficial interest for Certificated Preferred Stock representing the same number of shares of Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any Person having a beneficial interest in Global Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the Person designated by DTC as having such a beneficial interest in a Transfer Restricted Security only, then, the Transfer Agent or DTC, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of
     Preferred Stock represented by Global Preferred Stock to be reduced on its books and records and, following such reduction, the Company will

                                                                              26

     execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Preferred Stock.

          (2) Certificated Preferred Stock issued in exchange for a beneficial interest in a Global Preferred Stock pursuant to this paragraph 11 (c) (iv)
     shall be registered in such names and in such authorized denominations as
     DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Preferred Stock to the Persons in whose names such Preferred Stock are so registered in accordance with the instructions of DTC.

          (v) Restrictions on Transfer and Exchange of Global Preferred Stock.

          (1) Notwithstanding any other provisions of this Certificate of
     Designation (other than the provisions set forth in paragraph 11 (c) (vi)),
     Global Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

          (2) In the event that the Global Preferred Stock is exchanged for
     Preferred Stock in definitive registered form pursuant to paragraph 11
     (c)(vi) prior to the effectiveness of a Shelf Registration Statement with respect to such securities, such Preferred Stock may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this paragraph 11 (c) (including the certification requirements set forth in the Exhibits to this Certificate of Designation intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (vi) Authentication of Certificated Preferred Stock. If at any time:

          (1) DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Preferred Stock and a successor depository for the Global Preferred Stock is not appointed by the Company within 90 days after delivery of such notice;

          (2) DTC ceases to be a clearing agency registered under the Exchange
     Act;

          (3) there shall have occurred and be continuing a Voting Rights
     Triggering Event; or

                                                                              27

               (4) the Company, in its sole discretion, notifies the Transfer
          Agent in writing that it elects to cause the issuance of Certificated
          Preferred Stock under this Certificate of Designation,

     then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and an
     Assistant Treasurer of the Company requesting the authentication and delivery of Certificated Preferred Stock to the Persons designated by the
     Company, will authenticate and deliver Certificated Preferred Stock equal to the number of shares of Preferred Stock represented by the Global
     Preferred Stock, in exchange for such Global Preferred Stock.

          (vii) Legend. (1) Except as permitted by the following paragraph (2)
     and in paragraph 11 (a) (iii), each certificate evidencing the Global
     Preferred Stock, the Certificated Preferred Stock and Certificated Common
     Stock shall bear a legend in substantially the following form:

                                                                              28

          "THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) (AND THE COMMON
          STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) WAS ORIGINALLY ISSUED
          IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES
          SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND THIS SECURITY MAY
          NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH
          REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF
          THE SECURITY EVIDENCED HEREBY (OR THE COMMON STOCK INTO WHICH THIS
          SECURITY IS CONVERTIBLE) IS HEREBY NOTIFIED THAT THE SELLER MAY BE
          RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE
          SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE
          SECURITY EVIDENCED HEREBY (AND OF THE COMMON STOCK INTO WHICH THIS
          SECURITY IS CONVERTIBLE ) AGREES FOR THE BENEFIT OF THE COMPANY THAT
          (A) SUCH SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS
          CONVERTIBLE) MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED,
          ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED
          INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)
          PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED
          INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE
          144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE
          SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO
          THE COMPANY OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
          UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (4) IN
          ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE
          UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS
          REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE
          RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."/1/

--------------
/1/ Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted Security.

                                                                              29

          (2) Upon any sale or transfer of a Transfer Restricted Security
(including any Transfer Restricted Security represented by Global Preferred
Stock) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

               (I) in the case of any Transfer Restricted Security that is a
          Certificated Preferred Stock, the Transfer Agent shall permit the
          Holder thereof to exchange such Transfer Restricted Security for
          Certificated Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer
          Restricted Security; and

               (II) in the case of any Transfer Restricted Security that is represented by a Global Preferred Stock, with the consent of the
          Company, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred
          Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder's request for such exchange was made in reliance on Rule
          144 and the Holder certifies to that effect in writing to the Transfer
          Agent (such certification to be in the form set forth in Exhibit C hereto).

          (viii) Cancelation or Adjustment of Global Preferred Stock. At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted or canceled, such Global
Preferred Stock shall be returned to DTC for cancelation or retained and canceled by the Transfer Agent. At any time prior to such cancelation, if any beneficial interest in Global Preferred Stock is exchanged for Certificated
Preferred Stock, converted or canceled, the number of shares of Preferred Stock represented by such Global Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

          (ix) Obligations with Respect to Transfers and Exchanges of Preferred
Stock. (1) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Preferred Stock and Global Preferred Stock as required pursuant to the provisions of this paragraph 11 (c).

               (2) All Certificated Preferred Stock and Global Preferred Stock
          issued upon any registration of transfer or exchange of Certificated
          Preferred Stock or Global Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this
          Certificate of Designation as the Certificated Preferred Stock or
          Global Preferred Stock surrendered upon such registration of transfer or exchange.

                                                                              30

               (3) Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

               (4) No service charge shall be made to a Holder for any
          registration of transfer or exchange upon surrender of any Preferred
          Stock certificate or Common Stock certificate at the office of the
          Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Stock certificates or Common Stock certificates.

               (5) Upon any sale or transfer of shares of Preferred Stock
          (including any Preferred Stock represented by a Global Preferred Stock
          Certificate) or of Certificated Common Stock pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an Opinion of Counsel reasonably satisfactory to the Company that no legend is required:

               (A)  in the case of any Certificated Preferred Stock or
                    Certificated Common Stock, the Company and the Transfer
                    Agent shall permit the holder thereof to exchange such
                    Preferred Stock or Certificated Common Stock for
                    Certificated Preferred Stock or Certificated Common Stock,
                    as the case may be, that does not bear the legend set forth in paragraph (c)(vii) above and rescind any restriction on the transfer of such Preferred Stock or Common Stock
                    issuable in respect of the conversion of the Preferred
                    Stock; and

               (B)  in the case of any Global Preferred Stock, such Preferred
                    Stock shall not be required to bear the legend set forth in paragraph (c)(vii) above but shall continue to be subject to the provisions of paragraph (c) (iv) hereof; provided,
                    however, that with respect to any request for an exchange of
                    Preferred Stock that is represented by Global Preferred
                    Stock for Certificated Preferred Stock that does not bear
                    the legend set forth in paragraph (c)(vii) above in
                    connection with a sale or transfer thereof pursuant to Rule
                    144 (and based upon an Opinion of Counsel if the Company so requests), the Holder thereof shall certify in writing to
                    the Transfer Agent that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit C hereto).

                                                                              31

               (x)  No Obligation of the Transfer Agent.

                    (1) The Transfer Agent shall have no responsibility or
               obligation to any beneficial owner of Global Preferred Stock, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any
               ownership interest in the Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other
               Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Preferred Stock). The rights of beneficial owners in any Global Preferred Stock shall be
               exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

               (2) The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any
               restrictions on transfer imposed under this Certificate of
               Designation or under applicable law with respect to any transfer of any interest in any Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly
               required by, the terms of this Certificate of Designation, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d) Replacement Certificates. If a mutilated Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Preferred Stock
certificate claims that the Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Preferred Stock certificate if the reasonable requirements of the Transfer Agent and of Section 8-405 of the Uniform
Commercial Code as in effect in the State of New York are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the
Company and the Transfer Agent from any loss which either of them may suffer if a Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses in replacing a Preferred Stock certificate.

                                                                              32

          (e) Temporary Certificates. Until definitive Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer
Agent shall countersign temporary Preferred Stock certificates. Temporary
Preferred Stock certificates shall be substantially in the form of definitive
Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Preferred Stock certificates and deliver them in exchange for temporary Preferred Stock certificates.

          (f) Cancelation. (i) In the event the Company shall purchase or otherwise acquire Certificated Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancelation.

          (ii) At such time as all beneficial interests in Global Preferred
Stock have either been exchanged for Certificated Preferred Stock, converted, repurchased or canceled, such Global Preferred Stock shall thereupon be delivered to the Transfer Agent for cancelation.

          (iii) The Transfer Agent and no one else shall cancel and destroy all
Preferred Stock certificates surrendered for transfer, exchange, replacement or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Preferred Stock certificates to the Company. The Company may not issue new Preferred Stock certificates to replace Preferred Stock certificates to the extent they evidence
Preferred Stock which the Company has purchased or otherwise acquired.

     12. Additional Rights of Holders. In addition to the rights provided to
Holders under this Certificate of Designation, Holders shall have the rights set forth in the Registration Rights Agreement.

     13. Other Provisions.

          (1) With respect to any notice to a holder of shares of Preferred
Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

          (2) Shares of Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable

                                                                              33

requirements of Oklahoma law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, except that any issuance or reissuance of shares of Preferred Stock must be in compliance with this
Certificate of Designation.

     (3) The shares of Preferred Stock shall be issuable only in whole shares.

     (4) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

         IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this 13th day of November, 2001.

                                            CHESAPEAKE ENERGY CORPORATION

                                            By:
                                               ---------------------------------

Attest:

                                                                       EXHIBIT A

                             FORM OF PREFERRED STOCK

                                FACE OF SECURITY

     [THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) (AND THE COMMON STOCK
INTO WHICH THIS SECURITY IS CONVERTIBLE) WAS ORIGINALLY ISSUED IN A TRANSACTION
EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE
"SECURITIES ACT") AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE
TRANSFERRED IN ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION
THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (OR THE COMMON STOCK
INTO WHICH THIS SECURITY IS CONVERTIBLE) IS HEREBY NOTIFIED THAT THE SELLER MAY
BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES
ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED
HEREBY (AND OF THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) AGREES
FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY (AND THE COMMON STOCK INTO
WHICH THIS SECURITY IS CONVERTIBLE) MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED, ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A
QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)
PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL
BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN
EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144
THEREUNDER (IF AVAILABLE), (3) TO THE COMPANY OR (4) PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH
(4) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE
UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED
TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS
REFERRED TO IN (A) ABOVE.]/2/

-----------
     /2/ Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted
Security.

                                                                               2

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW
YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF
PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR
SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.]/3/

          [TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN
WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH
SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE
CERTIFICATE OF DESIGNATION REFERRED TO BELOW.]/3/

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE
TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT
MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING
RESTRICTIONS.

Certificate Number                                           Number of Shares of
                                                     Convertible Preferred Stock

[ ]                                                                          [ ]

                                                           CUSIP NO.:  165167404

   6.75% Cumulative Convertible Preferred Stock (par value $0.01) (liquidation preference $50 per share of Convertible Preferred Stock)

                                       of

                          Chesapeake Energy Corporation
-------
/3/ Subject to removal if not a global security.

                                                                               3

          Chesapeake Energy Corporation, an Oklahoma corporation (the
"Company"), hereby certifies that [ ] (the "Holder") is the registered owner of
[ ] fully paid and non-assessable preferred securities of the Company designated the 6.75% Cumulative Convertible Preferred Stock (par value $0.01) (liquidation preference $50 per share of Preferred Stock) (the "Preferred Stock"). The shares of Preferred Stock are transferable on the books and records of the Transfer
Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated November 13,
2001, as the same may be amended from time to time (the "Certificate of
Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

          Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

          Upon receipt of this certificate, the Holder is bound by the
Certificate of Designation and is entitled to the benefits thereunder.

          Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has executed this certificate this [ ]
day of [ ], [ ].

                               CHESAPEAKE ENERGY CORPORATION

                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:

                                                                               4

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

          These are shares of the Preferred Stock referred to in the within-mentioned Certificate of Designation.

Dated:   November 13, 2001

                                         UMB BANK, N.A., as Transfer Agent,

                                         By:
                                            -----------------------------------
                                            Authorized Signatory

                                                                               5

                               REVERSE OF SECURITY

          Cash dividends on each share of Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of
Designation.

          The shares of Preferred Stock shall be convertible into the Company's
Common Stock in the manner and according to the terms set forth in the
Certificate of Designation.

The Company will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

                                                                               6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:
                                              -------------------------------

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

                                                                               7

Date:
     -------------------------------

Signature:
          -------------------------------------------
(Sign exactly as your name appears on the other side of this Preferred Stock
Certificate)

Signature Guarantee:/4/
                       ---------------------------------------------------------

-----------

     /4/(Signature must be guaranteed by an "eligible guarantor institution"
that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program
("STAMP") or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B

                              NOTICE OF CONVERSION

                          (To be Executed by the Holder
                    in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") shares of 6.75% Cumulative Convertible Preferred Stock (the "Preferred Stock"),
represented by stock certificate No(s). ______ (the "Preferred Stock
Certificates") into shares of common stock ("Common Stock") of Chesapeake Energy
Corporation (the "Company") according to the conditions of the Certificate of
Designation of the Preferred Stock (the "Certificate of Designation"), as of the
date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith the Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the
Common Stock under the Securities Act of 1933 (the "Act"), or pursuant to any exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designation and the Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

                           Date of Conversion:
                                               ------------------------

                           Applicable Conversion Price:
                                                        ---------------

                           Number of shares of
                           Preferred Stock to be Converted:
                                                            -----------

                           Number of shares of
                           Common Stock to be Issued:
                                                      -----------------

                           Signature:
                                      ---------------------------------

                                                                               2

                           Name:
                                 --------------------------------------

                           Address:**
                                      ---------------------------------

                           Fax No.:
                                    -----------------------------------

*The Company is not required to issue shares of Common Stock until the original
Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The
Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Preferred
Stock Certificate(s) to be converted.

**Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

                                                                       EXHIBIT C

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                   REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:  6.75% Cumulative Convertible Preferred Stock (the "Preferred Stock") of
     Chesapeake Energy Corporation (the "Company")

          This Certificate relates to ____ shares of Preferred Stock held in |_|
*/ book-entry or |_| */ definitive form by _______________ (the "Transferor").

The Transferor*:

     |_| has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Preferred Stock held by the depository shares of Preferred Stock in definitive, registered form equal to its beneficial interest in such Preferred Stock (or the portion thereof indicated
above); or

     |_| has requested the Transfer Agent by written order to exchange or register the transfer of Preferred Stock.

          In connection with such request and in respect of such Preferred
Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933 (the "Securities Act") because */:

     |_| Such Preferred Stock is being acquired for the Transferor's own account without transfer.

     |_| Such Preferred Stock is being transferred to the Company.

     |_| Such Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule
144A.

-------------
*/ Please check applicable box.

                                                                               2

     |_| Such Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the
Securities Act (and based on an Opinion of Counsel if the Company so requests).

                                           [INSERT NAME OF TRANSFEROR]

                                           by

Date:
      ------------

                           CERTIFICATE OF ELIMINATION

     Chesapeake Energy Corporation (the "Corporation"), a corporation organized and existing under the Oklahoma General Corporation Act,

DOES HEREBY CERTIFY:

     FIRST: That the Corporation has acquired 2,000 shares of its 6.75%
Cumulative Convertible Preferred Stock, par value $.01 per share (the "Acquired
Shares") through conversion by the holder.

     SECOND: That the Board of Directors of the Corporation has adopted resolutions retiring the Acquired Shares.

     THIRD: That the Certificate of Designation for the 6.75% Cumulative
Convertible Preferred Stock (the "Certificate of Designation") prohibits the reissuance of shares when so retired and, pursuant to the provisions of Section
1078 of the Oklahoma General Corporation Act, upon the date of the filing of this Certificate of Elimination, the Certificate of Designation shall be amended so as to reduce the number of authorized shares of the 6.75% Cumulative
Convertible Preferred Stock by 2,000 shares, being the total number of the
Acquired Shares retired by the Board of Directors. Accordingly, the number of authorized but undesignated shares of preferred stock of the Company shall be increased by 2,000 shares. The retired Acquired Shares have a par value of $.01 per share and an aggregate par value of $20.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its Executive Vice President and Chief Financial Officer and
attested to by its Secretary, this 1st day of November, 2002.

                          CHESAPEAKE ENERGY CORPORATION

                            By: /s/ Marcus C. Rowland
                               -------------------------------------------
                               Marcus C. Rowland, Executive Vice
                               President and Chief Financial Officer

ATTEST:

/s/ Jennifer M. Grigsby, Secretary

CERTIFICATE OF ELIMINATION

Chesapeake Energy Corporation (the “Corporation”), a corporation organized and existing under the Oklahoma General Corporation Act,

DOES HEREBY CERTIFY:

FIRST: That the Corporation has acquired 200 shares of its 6.75% Cumulative Convertible Preferred Stock, par value $.01 per share (the “Acquired Shares”) through conversion by the holder.

SECOND: That the Board of Directors of the Corporation has adopted resolutions retiring the Acquired Shares.

THIRD: That the Certificate of Designation for the 6.75% Cumulative Convertible Preferred Stock (the “Certificate of Designation”) prohibits the reissuance of shares when so retired and, pursuant to the provisions of Section 1078 of the Oklahoma General Corporation Act, upon the date of the filing of this Certificate of Elimination, the Certificate of Designation shall be amended so as to reduce the number of authorized shares of the 6.75% Cumulative Convertible Preferred Stock by 200 shares, being the total number of the Acquired Shares retired by the Board of Directors. Accordingly, the number of authorized but undesignated shares of preferred stock of the Company shall be increased by 200 shares. The retired Acquired Shares have a par value of $.01 per share and an aggregate par value of $20.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its Executive Vice President and Chief Financial Officer and attested to by its Secretary, this 5th day of March, 2004.

CHESAPEAKE ENERGY CORPORATION

By:

      Marcus C. Rowland, Executive Vice President

      and Chief Financial Officer

ATTEST:

Jennifer M. Grigsby, Secretary

                                                                  EXECUTION COPY

                           CERTIFICATE OF DESIGNATION
                                       OF
                  6.00% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                          CHESAPEAKE ENERGY CORPORATION

     Pursuant to Section 1032(G) of the Oklahoma General Corporation Act

     CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the "Company"), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Company, with the provisions thereof fixing the number of shares of the series and the dividend rate being set by action of the
Board of Directors of the Company:

     RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of Article IV, Section 1 of the Certificate of Incorporation of the Company, as amended from time to time
(the "Certificate of Incorporation"), and pursuant to Section 1032(G) of the
Oklahoma General Corporation Act, the Board of Directors hereby creates a series of preferred stock of the Company and hereby states that the voting powers, designations, preferences and relative, participating, optional or other special rights of which, and qualifications, limitations or restrictions thereof (in addition to the provisions set forth in the Certificate of Incorporation which are applicable to the preferred stock of all classes and series), shall be as follows:

     1. Designation and Amount; Ranking. (a) There shall be created from the
10,000,000 shares of preferred stock, par value $0.01 per share, of the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as the "6.00% Cumulative Convertible Preferred
Stock," par value $0.01 per share (the "Preferred Stock"), and the number of shares of such series shall be 4,600,000. Such number of shares may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Preferred Stock to a number less than that of the shares of Preferred Stock then outstanding plus the number of shares issuable upon exercise of options or rights then outstanding.

                                                                               2

     (b) The Preferred Stock will, with respect to both dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, rank on a parity with the 6.75% Preferred Stock, and the Preferred Stock will, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company rank (i) senior to all Junior Stock, (ii) on a parity with all other Parity Stock and (iii) junior to all Senior Stock.

     2. Definitions. As used herein, the following terms shall have the following meanings:

          (1) "Accrued Dividends" shall mean, with respect to any share of
     Preferred Stock, as of any date, the accrued and unpaid dividends on such share from and including the most recent Dividend Payment Date (or the
     Issue Date, if such date is prior to the first Dividend Payment Date) to but not including such date.

          (2) "Accumulated Dividends" shall mean, with respect to any share of
     Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends on such share from the Issue Date until the most recent Dividend
     Payment Date on or prior to such date. There shall be no Accumulated
     Dividends with respect to any share of Preferred Stock prior to the first
     Dividend Payment Date.

          (3) "Affiliate" shall have the meaning ascribed to it, on the date hereof, under Rule 405 of the Securities Act of 1933, as amended.

          (4) "Board of Directors" shall mean the Board of Directors of the
     Company or, with respect to any action to be taken by the Board of
     Directors, any committee of the Board of Directors duly authorized to take such action.

          (5) "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

          (6) "Change of Control" shall mean any of the following events: (i)
     the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets (determined on a consolidated basis) to any Person or group (as such term is used in Section
     13(d)(3) of the Exchange Act), other than to Permitted Holders; (ii) the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Company; (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section
     13(d)(3) of the Exchange Act), other than Permitted Holders, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than
     50% of the aggregate voting power of the Voting Stock of the Company;
     provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly

                                                                               3

     or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors
     (for the purposes of this definition, such other Person or group shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person or group is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the
     Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation);
     or (iv) during any period of two consecutive years, individuals who at the beginning of such period comprised the Board of Directors of the Company
     (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the
     Company then in office. For purposes of this definition of "Change of
     Control," the term "Permitted Holders" means Aubrey K. McClendon and Tom L.
     Ward and their respective Affiliates.

          (7) "Change of Control Date" shall mean the date on which the Change of Control event occurs.

          (8) "Conversion Price" shall mean $10.287, subject to adjustment as set forth in Section 7(c).

          (9) "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

          (10) "DTC" or "Depository" means The Depository Trust Company.

          (11) "Dividend Payment Date" shall mean March 15, June 15, September
     15 and December 15 of each year, commencing June 15, 2003.

          (12) "Dividend Record Date" shall mean March 1, June 1, September 1 and December 1 of each year.

                                                                               4

          (13) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (14) "Holder" or "holder" shall mean a holder of record of the
     Preferred Stock.

          (15) "Issue Date" shall mean March 5, 2003, the original date of issuance of the Preferred Stock.

          (16) "Junior Stock" shall mean all classes of common stock of the
     Company and the Series A Junior Participating Convertible Preferred Stock
     and each other class of capital stock or series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

          (17) "Liquidation Preference" shall mean, with respect to each share of Preferred Stock, $50.

          (18) "Market Value" shall mean the average closing price of the Common
     Stock for a five consecutive trading day period on the NYSE (or such other national securities exchange or automated quotation system on which the
     Common Stock is then listed or authorized for quotation or, if the Common
     Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common
     Stock).

          (19) "NYSE" shall mean the New York Stock Exchange, Inc.

          (20) "Officer" means the Chairman of the Board of Directors, the
     President, any Vice President, the Treasurer, the Secretary or any
     Assistant Secretary of the Company.

          (21) "Officers' Certificate" means a certificate signed by two
     Officers.

          (22) "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

          (23) "Parity Stock" shall mean the 6.75% Preferred Stock and any class of capital stock or series of preferred stock established after the Issue
     Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

                                                                               5

          (24) "Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

          (25) "Purchase Agreement" shall mean that certain Purchase Agreement with respect to the Preferred Stock, dated February 27, 2003, among the
     Company, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated,
     Salomon Smith Barney Inc. and the other initial purchasers named therein.

          (26) "Registration Rights Agreement" means the Registration Rights
     Agreement dated March 5, 2003, among the Company, Credit Suisse First
     Boston LLC, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc.
     and the other initial purchasers named in the Purchase Agreement, with respect to the Preferred Stock.

          (27) "SEC" or "Commission" shall mean the Securities and Exchange
     Commission.

          (28) "Securities Act" means the Securities Act of 1933, as amended.

          (29) "Senior Stock" shall mean each class of capital stock or series of preferred stock established after the Issue Date by the Board of
     Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

          (30) "Shelf Registration Statement" shall mean a shelf registration statement filed with the SEC to cover resales of Transfer Restricted
     Securities by holders thereof, as required by the Registration Rights
     Agreement.

          (31) "6.75% Preferred Stock" shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as the "6.75%
     Cumulative Convertible Preferred Stock."

          (32) "Transfer Agent" shall mean UMB Bank, N.A., the Company's duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Preferred Stock. The Company may, in its sole discretion, remove the Transfer Agent with 10 days' prior notice to the Transfer Agent;
     provided, that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness or such removal.

                                                                               6

          (33) "Transfer Restricted Securities" shall mean each share of
     Preferred Stock (or the shares of Common Stock into which such share of
     Preferred Stock is convertible) until (i) the date on which such security or its predecessor has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii)
     the date on which such security or predecessor is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to
     Rule 144(k) under the Securities Act.

          (34) "Voting Rights Triggering Event" shall mean the failure of the
     Company to pay dividends on the Preferred Stock with respect to six or more quarterly periods (whether or not consecutive).

          (35) "Voting Stock" shall mean, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.
     For purposes of this definition, "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto
     (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

     3. Dividends.

          (1) The holders of shares of the outstanding Preferred Stock shall be entitled, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, to receive cumulative cash dividends at the rate per annum of 6.00% per share on the Liquidation
     Preference (equivalent to $3.00 per annum per share), payable quarterly in arrears (the "Dividend Rate"). The Dividend Rate may be increased in the circumstances described in Section 3(b) below. Dividends payable for each full dividend period will be computed by dividing the Dividend Rate by four and shall be payable in arrears on each Dividend Payment Date (commencing
     June 15, 2003) for the quarterly period ending immediately prior to such
     Dividend Payment Date, to the holders of record of Preferred Stock at the close of business on the Dividend Record Date applicable to such Dividend
     Payment Date. Such dividends shall be cumulative from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date (whether or not in any dividend period or periods there shall be funds of the Company legally available for the payment of such dividends) and shall accrue on a day-to-day basis, whether or not earned or declared, from and after the Issue Date. Dividends payable for any partial dividend period shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months. Accumulations of dividends on shares of Preferred Stock shall not bear interest.

                                                                               7

          (2) If (i) by May 5, 2003, the Shelf Registration Statement has not
     been filed with the Commission, (ii) by September 1, 2003, the Shelf
     Registration Statement has not been declared effective by the Commission or
     (iii) after the Shelf Registration Statement has been declared effective,
     (A) the Shelf Registration Statement thereafter ceases to be effective or
     (B) the Shelf Registration Statement or the related prospectus ceases to be usable (in each case, subject to the exceptions described below) in connection with resales of Transfer Restricted Securities during the period that any Transfer Restricted Securities remain outstanding (each such event referred to in clauses (i), (ii) and (iii), a "Registration Default"), additional dividends shall accrue on the Preferred Stock at the rate of
     .50% per annum (resulting in a Dividend Rate of 6.50% per annum during the continuance of a Registration Default), from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. At all other times, dividends shall accumulate on the Preferred Stock at the Dividend Rate as described in Section 3(a).

     A Registration Default referred to in clause (iii) of Section 3(b) shall be deemed not to have occurred and be continuing in relation to the Shelf
Registration Statement or the related prospectus if (i) such Registration
Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit
Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in the Shelf Registration
Statement or the related prospectus and (ii) in the case of clause (y), the
Company is proceeding promptly and in good faith to amend or supplement such
Shelf Registration Statement and related prospectus to describe such events;
provided, however, that in any case if such Registration Default referred to in clause (iii) of Section 3(b) occurs for a continuous period in excess of 30 days, additional dividends as described in Section 3(b) shall be payable in accordance therewith from the day such Registration Default occurs until such
Registration Default is cured.

          (3) No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred
     Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Preferred Stock.

          (4) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made

                                                                               8

     available for a sinking fund for the redemption of any Parity Stock or
     Junior Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity
     Stock) or Junior Stock (in the case of Junior Stock)), unless full
     Accumulated Dividends shall have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Preferred
     Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the
     Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such other Parity Stock bear to each other.

          (5) Holders of shares of Preferred Stock shall not be entitled to any dividends on the Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock which may be in arrears.

          (6) The holders of shares of Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the subsequent conversion thereof or the Company's default in payment of the dividend due on that Dividend Payment Date. However, shares of
     Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on the shares on that Dividend Payment Date. A holder of shares of
     Preferred Stock on a Dividend Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date will receive the dividend payable by the Company on the Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Preferred Stock for conversion.
     Except as provided above with respect to a voluntary conversion pursuant to
     Section 7, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon conversion.

                                                                               9

     4. Change of Control.

          (1) Upon the occurrence of a Change of Control, each holder of
     Preferred Stock shall, in the event that the Market Value for the period ending on the Change of Control Date is less than the Conversion Price, have a one-time option (the "Change of Control Option") to convert all of such holder's outstanding shares of Preferred Stock into fully paid and nonassessable shares of Common Stock at an adjusted Conversion Price equal to the greater of (i) the Market Value for the period ending on the Change of Control Date and (ii) $5.47. The Change of Control Option must be exercised, if at all, during the period of not less than 30 days nor more than 60 days commencing on the third Business Day after notice of a Change in Control has been given by the Company in accordance with Section 4(b).
     In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Change of Control, the Company may, at its option, make a cash payment equal to the Market Value for each share of such Common Stock otherwise issuable determined for the period ending on the Change of
     Control Date. Notwithstanding the foregoing, upon the occurrence of a
     Change of Control in which (i) each holder of Common Stock receives consideration consisting solely of common stock of the successor, acquiror or other third party (and cash paid in lieu of fractional shares) that is listed on a national securities exchange or quoted on the NASDAQ National
     Market and (ii) all the Common Stock has been exchanged for, converted into or acquired for common stock of the successor, acquiror or other third party (and cash in lieu of factional shares), and the Preferred Stock becomes convertible solely into such common stock, the Conversion Price will not be adjusted as described in this Section 4(a).

          (2) In the event of a Change of Control (other than a Change of
     Control described in the last sentence of Section 4(a)), notice of such
     Change of Control shall be given, within five Business Days of the Change of Control Date, by the Company by first-class mail to each record holder of shares of Preferred Stock, at such holder's address as the same appears on the books of the Company. Each such notice shall state (i) that a Change of Control has occurred; (ii) the last day on which the Change of Control
     Option may be exercised (the "Expiration Date") pursuant to the terms hereof; (iii) the name and address of the Transfer Agent; and (iv) the procedures that holders must follow to exercise the Change of Control
     Option.

          (3) On or before the Expiration Date, each holder of shares of
     Preferred Stock wishing to exercise the Change of Control Option shall surrender the certificate or certificates representing the shares of
     Preferred Stock to be converted, in the manner and at the place designated in the notice described in Section 4(b), and on such date the cash or shares of Common Stock due to such holder shall be delivered to the Person whose name appears on such certificate or certificates as the owner thereof and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares. Upon surrender (in accordance with the notice described in Section 4(b)) of the certificate or certificates representing any shares to be so converted (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so

                                                                              10

     state), such shares shall be converted by the Company at the adjusted
     Conversion Price, if applicable, as described in Section 4(a).

          (4) The rights of holders of Preferred Stock pursuant to this Section
     4 are in addition to, and not in lieu of, the rights of holders of
     Preferred Stock provided for in Section 7 hereof.

     5. Voting.

          (1) The shares of Preferred Stock shall have no voting rights except as set forth below or as otherwise required by Oklahoma law from time to time:

               (i) If and whenever at any time or times a Voting Rights
          Triggering Event occurs, then the holders of shares of Preferred
          Stock, voting as a single class with any other preferred stock or preference securities having similar voting rights that are exercisable (the "Voting Rights Class"), will be entitled at the next regular or special meeting of stockholders of the Company to elect two additional directors of the Company, unless the Board of Directors is comprised of fewer than six directors at such time, in which case the
          Voting Rights Class shall be entitled to elect one additional director. Upon the election of any such additional directors, the number of directors that comprise the Board of Directors shall be increased by such number of additional directors.

               (ii) Such voting rights may be exercised at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of Preferred Stock shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 5(a)(i) shall terminate.

               (iii) At any time when such voting rights shall have vested in holders of shares of the Voting Rights Class, an Officer of the
          Company may call, and, upon written request of the record holders of shares representing at least twenty-five percent (25%) of the voting power of the shares then outstanding of the Voting Rights Class, addressed to the Secretary of the Company, shall call a special meeting of the holders of shares of the Voting Rights Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 5(a)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 5(a)(i) shall be held at such annual meeting of stockholders.

                                                                              11

               (iv) At any meeting held for the purpose of electing directors at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of shares of Preferred Stock constituting a majority of the shares of Preferred Stock present at such meeting, in person or by proxy, shall be sufficient to elect any such director.

               (v) Any director elected pursuant to the voting rights created under this Section 5(a) shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 5 (a)(ii)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or if there be no such remaining director, by the holders of shares of the Voting Rights
          Class at a special meeting called in accordance with the procedures set forth in this Section 5, or, if no such special meeting is called, at the next annual meeting of stockholders. Upon any termination of such voting rights, the term of office of all directors elected pursuant to this Section 5 shall terminate.

               (vi) So long as any shares of Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Preferred Stock voting or consenting, as the case may be, separately as one class, (i) create, authorize or issue any class or series of Senior Stock (or any security convertible into Senior Stock) or (ii) amend the Certificate of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of
          Preferred Stock.

               (vii) In exercising the voting rights set forth in this Section
          5(a), each share of Preferred Stock shall be entitled to one vote.

          (2) The Company may authorize, increase the authorized amount of, or issue any class or series of Parity Stock or Junior Stock, without the consent of the holders of Preferred Stock, and in taking such actions the
     Company shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Preferred
     Stock.

                                                                              12

     6. Liquidation Rights.

          (1) In the event of any liquidation, winding-up or dissolution of the
     Company, whether voluntary of involuntary, each holder of shares of
     Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders the
     Liquidation Preference plus Accumulated Dividends and Accrued Dividends thereon in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, on any Common Stock.

          (2) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 6.

          (3) After the payment to the holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 6, the holders of
     Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

          (4) In the event the assets of the Company available for distribution to the holders of shares of Preferred Stock upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

     7. Conversion.

          (a) Each holder of Preferred Stock shall have the right, at its option, exercisable at any time and from time to time from the Issue Date to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Preferred Stock. In such case, the shares of
     Preferred Stock shall be converted into such whole number of fully paid and nonassessable shares of Common Stock as is equal, subject to Section 7(g), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price (as defined below) then in effect. The
     Conversion Price initially shall be $10.287, subject to adjustment as set forth in Section 7(c).

                                                                              13

     The conversion right of a holder of Preferred Stock shall be exercised by the holder by the surrender to the Company of the certificates representing shares to be converted at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent to be maintained by it, accompanied by written notice to the Company in the form of
Exhibit B that the holder elects to convert all or a portion of the shares of
Preferred Stock represented by such certificate and specifying the name or names
(with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or its duly appointed
Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(i). Immediately prior to the close of business on the date of receipt by the Company or its duly appointed Transfer Agent of notice of conversion of shares of Preferred Stock, each converting holder of Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder's Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such holder. On the date of any conversion, all rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to
(i) receive certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock have been converted and cash, in lieu of any fractional shares as provided in Section 7(f); and (ii) exercise the rights to which they are entitled as holders of Common Stock.

          (b) If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next preceding Business Day.

          (c) The Conversion Price shall be subject to adjustment as follows:

                                                                              14

               (i) In case the Company shall at any time or from time to time
          (A) pay a dividend (or other distribution) payable in shares of Common
          Stock on any class of capital stock (which, for purposes of this
          Section 7(c) shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Company (other than the issuance of shares of Common Stock in connection with the conversion of preferred stock); (B) subdivide the outstanding shares of Common Stock into a larger number of shares; (C) combine the outstanding shares of Common
          Stock into a smaller number of shares; (D) issue any shares of its capital stock in a reclassification of the Common Stock; or (E) pay a dividend or make a distribution to all holders of shares of Common
          Stock (other than a dividend or distribution subject to Section
          7(c)(ii)) pursuant to a stockholder rights plan, "poison pill" or similar arrangement and excluding dividends payable on the Preferred
          Stock then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Preferred Stock been converted into shares of Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(c)(i) shall become effective retroactively
          (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

               (ii) In case the Company shall at any time or from time to time issue to all holders of its Common Stock rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of
          Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the Market
          Value for the period ending on the date of issuance (treating the price per share of any security convertible, or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price paid to acquire such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock into which such convertible, exchangeable or exercisable security is initially convertible, exchangeable or exercisable), other than (I) issuances of such rights, options or warrants if the holder of Preferred Stock would be entitled to receive such rights, options or warrants upon conversion at any time of shares of Preferred Stock into Common Stock and (II) issuances that are subject to certain triggering events (until such time as such triggering events occur), then, and in each such case, the Conversion
          Price then in effect shall be adjusted by dividing the Conversion
          Price in effect on the day immediately prior to the record date

                                                                              15

          of such issuance by a fraction (y) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued upon or as a result of the issuance of such rights, options or warrants (or the maximum number into or for which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (z) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into or for which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon the conversion, exchange or exercise of such security) would purchase at the Market
          Value for the period ending on the date of conversion; provided, that if the Company distributes rights or warrants (other than those referred to above in this subparagraph (c)(ii)) pro rata to the holders of Common Stock, so long as such rights or warrants have not expired or been redeemed by the Company, (y) the holder of any
          Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Common
          Stock then issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common
          Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants and (ii) if such conversion occurs after the Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution
          Date had such Preferred Stock been converted immediately prior to such
          Distribution Date in accordance with the terms and provisions applicable to the rights and warrants, and (z) the Conversion Price shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants.

               (iii) In case the Company shall at any time or from time to time
          (A) make a pro rata distribution to all holders of shares of its
          Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in clause (E) of paragraph (c)(i)
          above, or cash distributed upon a merger or consolidation to which paragraph (g) below applies), that, when combined together with (x)
          all other such all-cash distributions made within the then-preceding
          12 months in respect of which no adjustment has been made and (y) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its subsidiaries for shares of Common Stock concluded within the then-preceding 12 months in respect of which no

                                                                              16

          adjustment pursuant to this Section 7(c) has been made, in the aggregate exceeds 15% of the Company's market capitalization (defined as the product of the Market Value for the period ending on the record date of such distribution times the number of shares of Common Stock outstanding on such record date) on the record date of such distribution; (B) complete a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock that involves an aggregate consideration that, together with (I) any cash and other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 7(c) has been made and (II) the aggregate amount of any such all-cash distributions referred to in clause (A) above to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments have been made, exceeds 15% of the
          Company's market capitalization on the expiration of such tender offer; or (C) make a distribution to all holders of its Common Stock consisting of evidences of indebtedness, shares of its capital stock other than Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in paragraphs (c)(i), (c)(ii) above or this (c)(iii)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution or completion of such tender or exchange offer, as the case may be, by a fraction (x) the numerator of which shall be the Market Value for the period ending on the record date referred to below, or, if such adjustment is made upon the completion of a tender or exchange offer, on the payment date for such offer, and
          (y) the denominator of which shall be such Market Value less the then fair market value (as determined by the Board of Directors of the
          Company) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, applicable to one share of Common Stock (but such denominator shall not be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if the holder of shares of
          Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Preferred Stock into shares of Common Stock unless such rights are subsequently redeemed by the
          Company, in which case such redemption shall be treated for purposes of this Section 7(c)(iii) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

               (iv) In the case the Company at any time or from time to time shall take any action affecting its Common Stock (it being understood that the issuance or sale of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock)
          to any Person at a price per share less than the Conversion Price then in effect shall not be deemed such an action), other than an action described in any of Section 7(c)(i) through

                                                                              17

          Section 7(c)(iii), inclusive, or Section 7(g), then the Conversion
          Price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Preferred Stock).

               (v) Notwithstanding anything herein to the contrary, no
          adjustment under this Section 7(c) need be made to the Conversion
          Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion
          Price.

               (vi) The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

          (d) If the Company shall take a record of the holders of its Common
     Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

          (e) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to each holder of
     Preferred Stock a certificate signed by an authorized officer of the
     Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

          (f) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon the conversion of any shares of
     Preferred Stock, whether voluntary or mandatory. If more than one share of
     Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation
     Preference of the shares of Preferred Stock so surrendered. If the

                                                                              18

     conversion of any share or shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported sale price of the Common Stock on the NYSE (or on such other national securities exchange or automated quotation system on which the Common Stock is then listed for trading or authorized for quotation or, if the Common Stock is not then so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common
     Stock) at the close of business on the trading day next preceding the day of conversion shall be paid to such holder in cash by the Company.

          (g) In the event of any reclassification of outstanding shares of
     Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the event of any consolidation or merger of the Company with or into another Person or any merger of another Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving
     Person and which does not result in any reclassification or change of outstanding Common Stock), or in the event of any sale or other disposition to another Person of all or substantially all of the assets of the Company
     (computed on a consolidated basis) (any of the foregoing, a "Transaction"), each share of Preferred Stock then outstanding shall, without the consent of any holder of Preferred Stock, become convertible at any time, at the option of the holder thereof, only into the kind and amount of securities
     (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior to such Transaction, after giving effect to any adjustment event. The provisions of this Section 7(g) and any equivalent thereof in any such securities similarly shall apply to successive Transactions. The provisions of this Section 7(g) shall be the sole right of holders of Preferred Stock in connection with any Transaction and such holders shall have no separate vote thereon.

          (h) The Company shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred
     Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

          (i) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock shall be made without charge to the converting holder of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in

                                                                              19

     respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of
     Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

     8. Mandatory Conversion.

          (a) At any time on or after March 20, 2006, the Company shall have the right, at its option, to cause the Preferred Stock, in whole but not in part, to be automatically converted into that number of whole shares of
     Common Stock for each share of Preferred Stock equal to the quotient of (i)
     the Liquidation Preference divided by (ii) the Conversion Price then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 7(f). The Company may exercise its right to cause a mandatory conversion pursuant to this Section 8(a) only if the closing price of the Common Stock equals or exceeds 130% of the Conversion
     Price then in effect for at least 20 trading days in any consecutive 30-day trading period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation, including the last trading day of such 30-day period, ending on the trading day prior to the Company's issuance of a press release announcing the mandatory conversion as described in Section
     8(b).

          (b) To exercise the mandatory conversion right described in Section
     8(a), the Company must issue a press release for publication on the Dow
     Jones News Service prior to the opening of business on the first trading day following any date on which the conditions described in Section 8(a)
     are met, announcing such a mandatory conversion. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of Preferred Stock (not more than four Business Days after the date of the press release) of the mandatory conversion announcing the Company's intention to convert the Preferred Stock. The conversion date will be a date selected by the Company (the "Mandatory Conversion Date")
     and will be no more than five days after the date on which the Company issues the press release described in this Section 8(b).

          (c) In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 8(b) shall state, as appropriate: (i) the Mandatory
     Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock; (iii) the number of shares of Preferred Stock to be converted; and (iv) that dividends on the
     Preferred Stock to be converted will cease to accrue on the Mandatory
     Conversion Date.

                                                                              20

          (d) On and after the Mandatory Conversion Date, dividends will cease to accrue on the Preferred Stock called for a mandatory conversion pursuant to Section 8(a) and all rights of holders of such Preferred Stock will terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof and cash, in lieu of any fractional shares of Common Stock in accordance with Section 7(f). The dividend payment with respect to the Preferred Stock called for a mandatory conversion pursuant to Section 8(a) on a date during the period between the close of business on any Dividend Record Date to the close of business on the corresponding
     Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend
     Payment Date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion pursuant to Section 8(a), no payment or adjustment will be made upon conversion of Preferred Stock for Accrued
     Dividends or for dividends with respect to the Common Stock issued upon such conversion.

          (e) The Company may not authorize, issue a press release or give notice of any mandatory conversion pursuant to Section 8(a) unless, prior to giving the conversion notice, all Accumulated Dividends on the Preferred
     Stock for periods ended prior to the date of such conversion notice shall have been paid in cash.

          (f) In addition to the mandatory conversion right described in Section
     8(a), if there are less than 250,000 shares of Preferred Stock outstanding, the Company shall have the right, at any time on or after March 20, 2008, at its option, to cause the Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the quotient of
     (i) the Liquidation Preference divided by (ii) the lesser of (A) the
     Conversion Price then in effect and (B) the Market Value for the period ending on the second trading day immediately prior to the Mandatory
     Conversion Date, with any resulting fractional shares of Common Stock to be settled in cash in accordance with Section 7(f). The provisions of clauses
     (b), (c), (d) and (e) of this Section 8 shall apply to any mandatory conversion pursuant to this clause (f); provided that (i) the Mandatory
     Conversion Date described in Section 8(b) shall not be less than 15 days nor more than 30 days after the date on which the Company issues a press release pursuant to Section 8(b) announcing such mandatory conversion and
     (ii) the press release and notice of mandatory conversion described in
     Section 8(c) will not state the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock.

     9. Consolidation, Merger and Sale of Assets.

          (a) The Company, without the consent of the holders of any of the outstanding Preferred Stock, may consolidate with or merge into any other
     Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its

                                                                              21

     properties to, the Company; provided, however, that (a) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; (b) the shares of Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, the Preferred Stock had immediately prior to such transaction; and (c) the Company delivers to the
     Transfer Agent an Officers' Certificate and an Opinion of Counsel stating that such transaction complies with this Certificate of Designation.

          (b) Upon any consolidation by the Company with, or merger by the
     Company into, any other person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section
     9(a), the successor resulting from such consolidation or into which the
     Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the shares of
     Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Preferred Stock.

     10. SEC Reports.

     Whether or not the Company is required to file reports with the Commission, if any shares of Preferred Stock are outstanding, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a)or 15(d) under the Exchange Act. The
Company shall supply each holder of Preferred Stock, upon request, without cost to such holder, copies of such reports or other information.

     11. Certificates.

          (a) Form and Dating. The Preferred Stock and the Transfer Agent's
     certificate of authentication shall be substantially in the form of Exhibit
     A, which is hereby incorporated in and expressly made a part of this
     Certificate of Designation. The Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the
     Company). Each Preferred Stock certificate shall be dated the date of its authentication. The terms of the Preferred Stock certificate set forth in
     Exhibit A are part of the terms of this Certificate of Designation.

               (i) Global Preferred Stock. The Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the "Global Preferred

                                                                              22

          Stock"), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Preferred Stock represented by Global Preferred
          Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. With respect to shares of Preferred Stock that are not "restricted securities" as defined in Rule 144 on a conversion date, all shares of Common Stock distributed on such conversion date will be freely transferable without restriction under the Securities
          Act (other than by affiliates), and such shares will be eligible for receipt in global form through the facilities of DTC.

               (ii) Book-Entry Provisions. In the event Global Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Preferred Stock certificates that (a) shall be registered in the name of DTC as depository for such Global Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to
          DTC or pursuant to DTC's instructions or held by the Transfer Agent as custodian for DTC.

               Members of, or participants in, DTC ("Agent Members") shall have no rights under this Certificate of Designation with respect to any
          Global Preferred Stock held on their behalf by DTC or by the Transfer
          Agent as the custodian of DTC or under such Global Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Preferred Stock for all purposes whatsoever.
          Notwithstanding the foregoing, nothing herein shall prevent the
          Company, the Transfer Agent or any agent of the Company or the
          Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock.

               (iii) Certificated Preferred Stock; Certificated Common Stock.
          Except as provided in this paragraph 11(a) or in paragraph 11(c), owners of beneficial interests in Global Preferred Stock will not be entitled to receive physical delivery of Preferred Stock in fully registered certificated form ("Certificated Preferred Stock"). With respect to shares of Preferred Stock that are "restricted securities"
          as defined in Rule 144 on a conversion date, all shares of Common
          Stock issuable on conversion of such shares on such conversion date will be issued in fully registered certificated form ("Certificated
          Common Stock"). Certificates of Certificated Common Stock will be mailed or made available at the office of the Transfer Agent for the
          Preferred Stock on or as soon as reasonably practicable after the relevant conversion date to the converting holder.

                                                                              23

               After a transfer of any Preferred Stock or Certificated Common
          Stock during the period of the effectiveness of a Shelf Registration
          Statement with respect to such Preferred Stock or such Certificated
          Common Stock, all requirements pertaining to legends on such Preferred
          Stock (including Global Preferred Stock) or Certificated Common Stock
          will cease to apply, the requirements requiring that any such
          Certificated Common Stock issued to Holders be issued in certificated form, as the case may, will cease to apply, and Preferred Stock or
          Common Stock, as the case may be, in global or fully registered certificated form, in either case without legends, will be available to the transferee of the Holder of such Preferred Stock or
          Certificated Common Stock upon exchange of such transferring Holder's
          Preferred Stock or Common Stock or directions to transfer such
          Holder's interest in the Global Preferred Stock, as applicable.

          (b) Execution and Authentication. Two Officers shall sign the
     Preferred Stock certificate for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the
     Preferred Stock certificate, the Preferred Stock certificate shall be valid nevertheless.

          A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Preferred Stock certificate. The signature shall be conclusive evidence that the Preferred Stock certificate has been authenticated under this Certificate of Designation.

          The Transfer Agent shall authenticate and deliver certificates for up to 4,600,000 shares of Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an
     Assistant Treasurer of the Company. Such order shall specify the number of shares of Preferred Stock to be authenticated and the date on which the original issue of Preferred Stock is to be authenticated.

          The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for Preferred
     Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Preferred Stock whenever the
     Transfer Agent may do so. Each reference in this Certificate of Designation to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

                                                                              24

          (c) Transfer and Exchange. (i) Transfer and Exchange of Certificated
     Preferred Stock. When Certificated Preferred Stock is presented to the
     Transfer Agent with a request to register the transfer of such Certificated
     Preferred Stock or to exchange such Certificated Preferred Stock for an equal number of shares of Certificated Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Preferred Stock surrendered for transfer or exchange:

               (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the
          Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

               (2) is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause
          (I) or (II) below, and is accompanied by the following additional information and documents, as applicable:

                    (I) if such Certificated Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

                    (II) if such Certificated Preferred Stock is being
               transferred to the Company or to a "qualified institutional buyer" ("QIB") in accordance with Rule 144A under the Securities
               Act or pursuant to another exemption from registration under the
               Securities Act, (i) a certification to that effect (in
               substantially the form of Exhibit C hereto) and (ii) if the
               Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in paragraph 11
               (c) (vii).

                                                                              25

               (ii) Restrictions on Transfer of Certificated Preferred Stock for
          a Beneficial Interest in Global Preferred Stock. Certificated
          Preferred Stock may not be exchanged for a beneficial interest in
          Global Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated
          Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the
          Company and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global
          Preferred Stock to reflect an increase in the number of shares of
          Preferred Stock represented by the Global Preferred Stock, then the
          Transfer Agent shall cancel such Certificated Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer
          Agent, the number of shares of Preferred Stock represented by the
          Global Preferred Stock to be increased accordingly. If no Global
          Preferred Stock is then outstanding, the Company shall issue and the
          Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Preferred Stock
          representing the appropriate number of shares.

               (iii) Transfer and Exchange of Global Preferred Stock. The
          transfer and exchange of Global Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designation (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

               (iv) Transfer of a Beneficial Interest in Global Preferred Stock
          for a Certificated Preferred Stock.

                    (1) Any Person having a beneficial interest in Preferred
               Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to another exemption from registration thereunder may upon request, but only with the consent of the Company, and if accompanied by a certification from such Person to that effect
               (in substantially the form of Exhibit C hereto), exchange such beneficial interest for Certificated Preferred Stock representing the same number of shares of Preferred Stock. Upon receipt by the
               Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any Person having a beneficial interest in Global
               Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the Person designated by DTC as having such a
               beneficial interest in a Transfer Restricted Security only, then, the Transfer Agent or DTC, at the direction of the Transfer
               Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by Global
               Preferred Stock to be reduced on its books and records and, following such reduction, the Company will

                                                                              26

               execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Preferred Stock.

                    (2) Certificated Preferred Stock issued in exchange for a
               beneficial interest in a Global Preferred Stock pursuant to this paragraph 11(c)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such
               Certificated Preferred Stock to the Persons in whose names such
               Preferred Stock are so registered in accordance with the
               instructions of DTC.

               (v) Restrictions on Transfer and Exchange of Global Preferred
          Stock.

                    (1) Notwithstanding any other provisions of this Certificate of Designation (other than the provisions set forth in paragraph
               11(c)(vi)), Global Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to
               DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

                    (2) In the event that the Global Preferred Stock is
               exchanged for Preferred Stock in definitive registered form pursuant to paragraph 11(c)(vi) prior to the effectiveness of a
               Shelf Registration Statement with respect to such securities, such Preferred Stock may be exchanged only in accordance with such procedures as are substantially consistent with the
               provisions of this paragraph 11(c) (including the certification requirements set forth in the Exhibits to this Certificate of
               Designation intended to ensure that such transfers comply with
               Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

               (vi) Authentication of Certificated Preferred Stock. If at any
          time:

                    (1) DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Preferred Stock and a successor depository for the Global Preferred Stock is not appointed by the Company within 90 days after delivery of such notice;

                    (2) DTC ceases to be a clearing agency registered under the
               Exchange Act and a successor depository for the Global Preferred
               Stock is not appointed by the Company within 90 days; or

                                                                              27

                    (3) the Company, in its sole discretion, notifies the
               Transfer Agent in writing that it elects to cause the issuance of
               Certificated Preferred Stock under this Certificate of
               Designation,

          then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company requesting the
          authentication and delivery of Certificated Preferred Stock to the
          Persons designated by the Company, will authenticate and deliver
          Certificated Preferred Stock equal to the number of shares of
          Preferred Stock represented by the Global Preferred Stock, in exchange for such Global Preferred Stock.

               (vii) Legend. (1) Except as permitted by the following paragraph
          (2) and in paragraph 11(a)(iii), each certificate evidencing the
          Global Preferred Stock, the Certificated Preferred Stock and
          Certificated Common Stock shall bear a legend in substantially the following form:

                                                                              28

          "THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY
          ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED
          STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS
          SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS
          CONVERTIBLE) MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE
          ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
          EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED
          THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
          SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE
          HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE
          COMPANY THAT (A) SUCH SECURITY (AND THE COMMON STOCK INTO WHICH THIS
          SECURITY IS CONVERTIBLE) MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE
          TRANSFERRED, ONLY (1) IN THE UNITED STATES TO A PERSON WHO THE SELLER
          REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN
          RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR
          FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION
          MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE OF THE UNITED
          STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER
          THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION
          UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF
          AVAILABLE), (4) TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1)
          THROUGH (5) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE
          STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH
          SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS
          SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
          IN ANY CASE, THE HOLDER OF THIS SECURITY WILL NOT, DIRECTLY OR
          INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE
          SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT."(1)
--------
1    Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted
     Security.

                                                                              29

               (2) Upon any sale or transfer of a Transfer Restricted Security
          (including any Transfer Restricted Security represented by Global
          Preferred Stock) pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act:

                    (I) in the case of any Transfer Restricted Security that is a Certificated Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                    (II) in the case of any Transfer Restricted Security that is represented by a Global Preferred Stock, with the consent of the
               Company, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated
               Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer
               Restricted Security, if the Holder's request for such exchange was made in reliance on Rule 144 or another exemption from registration under the Securities Act and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form set forth in Exhibit C hereto).

          (viii) Cancelation or Adjustment of Global Preferred Stock. At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted or canceled, such
     Global Preferred Stock shall be returned to DTC for cancelation or retained and canceled by the Transfer Agent. At any time prior to such cancelation, if any beneficial interest in Global Preferred Stock is exchanged for
     Certificated Preferred Stock, converted or canceled, the number of shares of Preferred Stock represented by such Global Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the
     Transfer Agent with respect to such Global Preferred Stock, by the Transfer
     Agent or DTC, to reflect such reduction.

          (ix) Obligations with Respect to Transfers and Exchanges of Preferred
     Stock. (1) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated
     Preferred Stock and Global Preferred Stock as required pursuant to the provisions of this paragraph 11(c).

               (2) All Certificated Preferred Stock and Global Preferred Stock
          issued upon any registration of transfer or exchange of Certificated
          Preferred Stock or Global Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this
          Certificate of Designation as the Certificated

                                                                              30

          Preferred Stock or Global Preferred Stock surrendered upon such registration of transfer or exchange.

               (3) Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

               (4) No service charge shall be made to a Holder for any
          registration of transfer or exchange upon surrender of any Preferred
          Stock certificate or Common Stock certificate at the office of the
          Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Stock certificates or Common Stock certificates.

               (5) Upon any sale or transfer of shares of Preferred Stock
          (including any Preferred Stock represented by a Global Preferred Stock
          Certificate) or of Certificated Common Stock pursuant to an effective registration statement under the Securities Act or pursuant to Rule
          144 or another exemption from registration under the Securities Act
          (and based upon an Opinion of Counsel reasonably satisfactory to the
          Company if it so requests):

               (A)  in the case of any Certificated Preferred Stock or
                    Certificated Common Stock, the Company and the Transfer
                    Agent shall permit the holder thereof to exchange such
                    Preferred Stock or Certificated Common Stock for
                    Certificated Preferred Stock or Certificated Common Stock,
                    as the case may be, that does not bear the legend set forth in paragraph (c)(vii) above and rescind any restriction on the transfer of such Preferred Stock or Common Stock
                    issuable in respect of the conversion of the Preferred
                    Stock; and

               (B)  in the case of any Global Preferred Stock, such Preferred
                    Stock shall not be required to bear the legend set forth in paragraph (c)(vii) above but shall continue to be subject to the provisions of paragraph (c)(iv) hereof; provided,
                    however, that with respect to any request for an exchange of
                    Preferred Stock that is represented by Global Preferred
                    Stock for Certificated Preferred Stock that does not bear
                    the legend set forth in paragraph (c)(vii) above in
                    connection with a sale or transfer thereof pursuant to Rule
                    144 or another exemption from registration under the
                    Securities Act (and based upon an Opinion of Counsel if the

                                                                              31

                    Company so requests), the Holder thereof shall certify in
                    writing to the Transfer Agent that such request is being
                    made pursuant to such exemption (such certification to be
                    substantially in the form of Exhibit C hereto).

          (x) No Obligation of the Transfer Agent.

               (1) The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Preferred Stock, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Preferred Stock). The rights of beneficial owners in any
          Global Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

               (2) The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designation or under applicable law with respect to any transfer of any interest in any
          Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Preferred
          Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of
          Designation, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          (d) Replacement Certificates. If a mutilated Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a
     Preferred Stock certificate claims that the Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the
     Transfer Agent shall countersign a replacement Preferred Stock certificate if the reasonable requirements of the Transfer Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of Oklahoma are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the
     Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a

                                                                              32

     Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses in replacing a Preferred Stock certificate.

          (e) Temporary Certificates. Until definitive Preferred Stock certificates are ready for delivery, the Company may prepare and the
     Transfer Agent shall countersign temporary Preferred Stock certificates.
     Temporary Preferred Stock certificates shall be substantially in the form of definitive Preferred Stock certificates but may have variations that the
     Company considers appropriate for temporary Preferred Stock certificates.
     Without unreasonable delay, the Company shall prepare and the Transfer
     Agent shall countersign definitive Preferred Stock certificates and deliver them in exchange for temporary Preferred Stock certificates.

          (f) Cancelation. (i) In the event the Company shall purchase or otherwise acquire Certificated Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancelation.

               (ii) At such time as all beneficial interests in Global Preferred
          Stock have either been exchanged for Certificated Preferred Stock, converted, repurchased or canceled, such Global Preferred Stock shall thereupon be delivered to the Transfer Agent for cancelation.

               (iii) The Transfer Agent and no one else shall cancel and destroy all Preferred Stock certificates surrendered for transfer, exchange, replacement or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer
          Agent to deliver canceled Preferred Stock certificates to the Company.
          The Company may not issue new Preferred Stock certificates to replace
          Preferred Stock certificates to the extent they evidence Preferred
          Stock which the Company has purchased or otherwise acquired.

     12. Additional Rights of Holders. In addition to the rights provided to
Holders under this Certificate of Designation, Holders shall have the rights set forth in the Registration Rights Agreement.

                                                                              33

     13. Other Provisions.

          (1) With respect to any notice to a holder of shares of Preferred
     Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

          (2) Shares of Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Oklahoma law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, except that any issuance or reissuance of shares of
     Preferred Stock must be in compliance with this Certificate of Designation.

          (3) The shares of Preferred Stock shall be issuable only in whole shares.

          (4) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

          IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this 28th day of February, 2003.

                                            CHESAPEAKE ENERGY CORPORATION

                                            By: /s/ TOM L. WARD
                                                --------------------------------
                                                Tom L. Ward

Attest: /s/ JENNIFER M. GRIGSBY
        ---------------------------------
        Jennifer M. Grigsby

                                                                       EXHIBIT A

                             FORM OF PREFERRED STOCK

                                FACE OF SECURITY

     [THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED
IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT
OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY (AND THE COMMON STOCK INTO
WHICH THIS SECURITY IS CONVERTIBLE) MAY NOT BE OFFERED, SOLD OR OTHERWISE
TRANSFERRED IN ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION
THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED
THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5
OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE
SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH
SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY BE
OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN THE UNITED STATES
TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL
BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN
ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION
MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE THE UNITED STATES IN AN
OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (3)
PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY
RULE 144 THEREUNDER (IF AVAILABLE), (4) TO THE COMPANY OR (5) PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1)
THROUGH (5) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF
THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS
REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE
RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER OF THIS SECURITY
WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD
TO THE SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT."(2)

---------
2    Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted
     Security.

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW
YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF
PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR
SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.](3)

     [TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE,
BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH
SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE
CERTIFICATE OF DESIGNATION REFERRED TO BELOW.](3)

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER
AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY
REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING
RESTRICTIONS.

Certificate Number                                           Number of Shares of
                                                     Convertible Preferred Stock
[ ]                                                                          [ ]

                                                      CUSIP NO.:  165167 60 2(4)

   6.00% Cumulative Convertible Preferred Stock (par value $0.01) (liquidation preference $50 per share of Convertible Preferred Stock)

                                       of

                          Chesapeake Energy Corporation
---------
3    Subject to removal if not a global security.
4    CUSIP Number 165167 70 1, if not a Transfer Restricted Security.

                                                                               3

     Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), hereby certifies that [ ] (the "Holder") is the registered owner of [ ] fully paid and non-assessable preferred securities of the Company designated the 6.00%
Cumulative Convertible Preferred Stock (par value $0.01) (liquidation preference
$50 per share of Preferred Stock) (the "Preferred Stock"). The shares of
Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the
Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated February 28,
2003, as the same may be amended from time to time (the "Certificate of
Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

     Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

     Upon receipt of this certificate, the Holder is bound by the Certificate of
Designation and is entitled to the benefits thereunder.

     Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has executed this certificate this __ day of __, 2003.

                                            CHESAPEAKE ENERGY CORPORATION

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                               4

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

     These are shares of the Preferred Stock referred to in the within-mentioned
Certificate of Designation.

Dated:   ________, 2003

                                            UMB BANK, N.A., as Transfer Agent,

                                            By:
                                                --------------------------------
                                                Authorized Signatory

                                                                               5

                               REVERSE OF SECURITY

     Cash dividends on each share of Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of
Designation.

     The shares of Preferred Stock shall be convertible into the Company's
Common Stock in the manner and according to the terms set forth in the
Certificate of Designation.

     The Company will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

                                                                               6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of
Preferred Stock evidenced hereby to:

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

                                                                               7

Date:
     -------------------------------

Signature:
          -------------------------------------------
(Sign exactly as your name appears on the other side of this Preferred Stock
Certificate)

Signature Guarantee:(5)
                       ---------------------------------------------------------

--------
5    (Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion
     Program ("STAMP") or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for,
     STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B

                              NOTICE OF CONVERSION

                          (To be Executed by the Holder
                    in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") shares of 6.00% Cumulative Convertible Preferred Stock (the "Preferred Stock"),
represented by stock certificate No(s). (the "Preferred Stock Certificates")
into shares of common stock ("Common Stock") of Chesapeake Energy Corporation
(the "Company") according to the conditions of the Certificate of Designation of the Preferred Stock (the "Certificate of Designation"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith the Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any.
A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the
Common Stock under the Securities Act of 1933 (the "Act"), or pursuant to any exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designation and the Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

                           Date of Conversion:
                                               ------------------------

                           Applicable Conversion Price:
                                                        ---------------

                           Number of shares of
                           Preferred Stock to be Converted:
                                                            ------------

                           Number of shares of
                           Common Stock to be Issued:*
                                                       -----------------

                           Signature:
                                      ---------------------------------

                                                                               2

                           Name:
                                 --------------------------------------

                           Address:**
                                      ---------------------------------

                           Fax No.:
                                    -----------------------------------

*    The Company is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its
     Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Preferred Stock Certificate(s) to be converted.

**   Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

                                                                       EXHIBIT C

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                   REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:  6.00% Cumulative Convertible Preferred Stock (the "Preferred Stock") of
     Chesapeake Energy Corporation (the "Company")

     This Certificate relates to ____ shares of Preferred Stock held in |_| */
book-entry or |_| */ definitive form by _______________ (the "Transferor").

The Transferor*:

     |_| has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Preferred Stock held by the
Depository shares of Preferred Stock in definitive, registered form equal to its beneficial interest in such Preferred Stock (or the portion thereof indicated
above); or

     |_| has requested the Transfer Agent by written order to exchange or register the transfer of Preferred Stock.

     In connection with such request and in respect of such Preferred Stock, the
Transferor does hereby certify that the Transferor is familiar with the
Certificate of Designation relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933 (the "Securities Act") because */:

     |_| Such Preferred Stock is being acquired for the Transferor's own account without transfer.

     |_| Such Preferred Stock is being transferred to the Company.

     |_| Such Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule
144A.

-------
* /Please check applicable box.

                                                                               2

     |_| Such Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the
Securities Act (and based on an Opinion of Counsel if the Company so requests).

                                      [INSERT NAME OF TRANSFEROR]

                                       by

Date:
      ------------

CERTIFICATE OF DESIGNATION

OF

5% CUMULATIVE CONVERTIBLE PREFERRED STOCK

OF

CHESAPEAKE ENERGY CORPORATION

Pursuant to Section 1032(G) of the Oklahoma General Corporation Act

CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the “Company”), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Company, with the provisions thereof fixing the number of shares of the series and the dividend rate being set by action of the Board of Directors of the Company:

RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of Article IV, Section 1 of the Certificate of Incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”), and pursuant to Section 1032(G) of the Oklahoma General Corporation Act, the Board of Directors hereby creates a series of preferred stock of the Company and hereby states that the voting powers, designations, preferences and relative, participating, optional or other special rights of which, and qualifications, limitations or restrictions thereof (in addition to the provisions set forth in the Certificate of Incorporation which are applicable to the preferred stock of all classes and series), shall be as follows:

1.    Designation and Amount; Ranking. (a) There shall be created from the 10,000,000 shares of preferred stock, par value $0.01 per share, of the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as the “5% Cumulative Convertible Preferred Stock,” par value $0.01 per share (the “Preferred Stock”), and the number of shares of such series shall be 1,725,000. Such number of shares may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Preferred Stock to a number less than that of the shares of Preferred Stock then outstanding plus the number of shares issuable upon exercise of options or rights then outstanding.

(b)    The Preferred Stock will, with respect to both dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, rank on a parity with the 6.75% Preferred Stock and the 6.00% Preferred Stock, and the Preferred Stock will, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company rank (i) senior to all Junior Stock, (ii) on a parity with all other Parity Stock and (iii) junior to all Senior Stock.

2.    Definitions. As used herein, the following terms shall have the following meanings:

(a)    “Accrued Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the accrued and unpaid dividends on such share from and including the most recent Dividend Payment Date (or the Issue Date, if such date is prior to the first Dividend Payment Date) to but not including such date.

(b)    “Accumulated Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends on such share from the Issue Date until the most recent Dividend Payment Date on or prior to such date. There shall be no Accumulated Dividends with respect to any share of Preferred Stock prior to the first Dividend Payment Date.

(c)    “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 405 of the Securities Act of 1933, as amended.

(d)    “Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(e)    “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

(f)    “Change of Control” shall mean any of the following events: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than to Permitted Holders; (ii) the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Company; (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than Permitted Holders, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this definition, such other Person or group shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person or group is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or (iv) during any period of two consecutive years, individuals who at the beginning of such period comprised the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office. For purposes of this definition of “Change of Control,” the term “Permitted Holders” means Aubrey K. McClendon and Tom L. Ward and their respective Affiliates.

2

(g)    “Change of Control Date” shall mean the date on which the Change of Control event occurs.

(h) “Conversion Price” shall mean $16.4037, subject to adjustment as set forth in Section 7(c).

(i)    “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

(j)    “DTC” or “Depository” shall mean The Depository Trust Company.

(k)    “Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2004.

(l)    “Dividend Record Date” shall mean February 1, May 1, August 1 and November 1 of each year.

(m)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n)    “Holder” or “holder” shall mean a holder of record of the Preferred Stock.

(o)    “Issue Date” shall mean November 18, 2003, the original date of issuance of the Preferred Stock.

(p)    “Junior Stock” shall mean all classes of common stock of the Company and the Series A Junior Participating Convertible Preferred Stock and each other class of capital stock or series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(q)    “Liquidation Preference” shall mean, with respect to each share of Preferred Stock, $100.00.

(r)    “Market Value” shall mean the average closing price of the Common Stock for a five consecutive trading day period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock).

(s)    “NYSE” shall mean the New York Stock Exchange, Inc.

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(t)    “Officer” shall mean the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

(u)    “Officers’ Certificate” shall mean a certificate signed by two Officers.

(v)    “Opinion of Counsel” shall mean a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

(w)    “Parity Stock” shall mean the 6.00% Preferred Stock, the 6.75% Preferred Stock and any class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(x)    “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(y)    “SEC” or “Commission” shall mean the Securities and Exchange Commission.

(z)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(aa)    “Senior Stock” shall mean each class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(bb)    “Shelf Registration Statement” shall mean a shelf registration statement filed with the SEC to cover resales of any Transfer Restricted Securities by holders thereof.

(cc)    “6.00% Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as the “6.00% Cumulative Convertible Preferred Stock.”

(dd)    “6.75% Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as the “6.75% Cumulative Convertible Preferred Stock.”

(ee)    “Transfer Agent” shall mean UMB Bank, N.A., the Company’s duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Preferred Stock. The Company may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent; provided, that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

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(ff)    “Transfer Restricted Securities” shall mean each share of Preferred Stock (or the shares of Common Stock into which such share of Preferred Stock is convertible) until (i) the date on which such security or its predecessor has been effectively registered under the Securities Act and disposed of in accordance therewith or (ii) the date on which such security or predecessor is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

(gg)    “Underwriting Agreement” shall mean that certain Underwriting Agreement with respect to the Preferred Stock, dated November 12, 2003, among the Company and Lehman Brothers Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.

(hh)    “Voting Rights Triggering Event” shall mean the failure of the Company to pay dividends on the Preferred Stock with respect to six or more quarterly periods (whether or not consecutive).

(ii)    “Voting Stock” shall mean, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person. For purposes of this definition, “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

3.    Dividends.

(a)    The holders of shares of the outstanding Preferred Stock shall be entitled, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, to receive cumulative cash dividends at the rate per annum of 5.00% per share on the Liquidation Preference (equivalent to $5.00 per annum per share), payable quarterly in arrears (the “Dividend Rate”). The Dividend Rate may be increased in the circumstances described in Section 3(b) below. Dividends payable for each full dividend period will be computed by dividing the Dividend Rate by four and shall be payable in arrears on each Dividend Payment Date (commencing May 15, 2004) for the quarterly period ending immediately prior to such Dividend Payment Date, to the holders of record of Preferred Stock at the close of business on the Dividend Record Date applicable to such Dividend Payment Date. Such dividends shall be cumulative from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date (whether or not in any dividend period or periods there shall be funds of the Company legally available for the payment of such dividends) and shall accrue on a day-to-day basis, whether or not earned or declared, from and after the Issue Date. Dividends payable for any partial dividend period, including the initial partial dividend period ending immediately prior to February 15, 2004, shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months. Accumulations of dividends on shares of Preferred Stock shall not bear interest.

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(b)    No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Preferred Stock.

(c)    No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless full Accumulated Dividends shall have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such other Parity Stock bear to each other.

(d)    Holders of shares of Preferred Stock shall not be entitled to any dividends on the Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock which may be in arrears.

(e)    The holders of shares of Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payment on those shares on the next following Dividend Payment Date notwithstanding the subsequent conversion thereof or the Company’s default in payment of the dividend due on that Dividend Payment Date. However, shares of Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on the shares on that Dividend Payment Date. A holder of shares of Preferred Stock on a Dividend Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date will receive the dividend payable by the Company on the Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Preferred Stock for conversion. Except as provided above with respect to a voluntary conversion pursuant to Section 7, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon conversion.

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4.    Change of Control.

(a)    Upon the occurrence of a Change of Control, each holder of Preferred Stock shall, in the event that the Market Value for the period ending on the Change of Control Date is less than the Conversion Price, have a one-time option (the “Change of Control Option”) to convert all of such holder’s outstanding shares of Preferred Stock into fully paid and nonassessable shares of Common Stock at an adjusted Conversion Price equal to the greater of (i) the Market Value for the period ending on the Change of Control Date and (ii) $7.9533. The Change of Control Option must be exercised, if at all, during the period of not less than 30 days nor more than 60 days commencing on the third Business Day after notice of a Change in Control has been given by the Company in accordance with Section 4(b). In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Change of Control, the Company may, at its option, make a cash payment equal to the Market Value for each share of such Common Stock otherwise issuable determined for the period ending on the Change of Control Date. Notwithstanding the foregoing, upon the occurrence of a Change of Control in which (i) each holder of Common Stock receives consideration consisting solely of common stock of the successor, acquiror or other third party (and cash paid in lieu of fractional shares) that is listed on a national securities exchange or quoted on the NASDAQ National Market and (ii) all the Common Stock has been exchanged for, converted into or acquired for common stock of the successor, acquiror or other third party (and cash in lieu of factional shares), and the Preferred Stock becomes convertible solely into such common stock, the Conversion Price will not be adjusted as described in this Section 4(a).

(b)    In the event of a Change of Control (other than a Change of Control described in the last sentence of Section 4(a)), notice of such Change of Control shall be given, within five Business Days of the Change of Control Date, by the Company by first-class mail to each record holder of shares of Preferred Stock, at such holder’s address as the same appears on the books of the Company. Each such notice shall state (i) that a Change of Control has occurred; (ii) the last day on which the Change of Control Option may be exercised (the “Expiration Date”) pursuant to the terms hereof; (iii) the name and address of the Transfer Agent; and (iv) the procedures that holders must follow to exercise the Change of Control Option.

(c)    On or before the Expiration Date, each holder of shares of Preferred Stock wishing to exercise the Change of Control Option shall surrender the certificate or certificates representing the shares of Preferred Stock to be converted, in the manner and at the place designated in the notice described in Section 4(b), and on such date the cash or shares of Common Stock due to such holder shall be delivered to the Person whose name appears on such certificate or certificates as the owner thereof and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares. Upon surrender (in accordance with the notice described in Section 4(b)) of the certificate or certificates representing any shares to be so converted (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be converted by the Company at the adjusted Conversion Price, if applicable, as described in Section 4(a).

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(d) The rights of holders of Preferred Stock pursuant to this Section 4 are in addition to, and not in lieu of, the rights of holders of Preferred Stock provided for in Section 7 hereof.

5.    Voting.

(a)    The shares of Preferred Stock shall have no voting rights except as set forth below or as otherwise required by Oklahoma law from time to time:

(i)    If and whenever at any time or times a Voting Rights Triggering Event occurs, then the holders of shares of Preferred Stock, voting as a single class with any other preferred stock or preference securities having similar voting rights that are exercisable, including the 6.00% Preferred Stock and the 6.75% Preferred Stock (the “Voting Rights Class”), will be entitled at the next regular or special meeting of stockholders of the Company to elect two additional directors of the Company. Upon the election of any such additional directors, the number of directors that comprise the Board of Directors shall be increased by such number of additional directors.

(ii)    Such voting rights may be exercised at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of Preferred Stock shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 5(a)(i) shall terminate.

(iii)    At any time when such voting rights shall have vested in holders of shares of the Voting Rights Class, an Officer of the Company may call, and, upon written request of the record holders of shares representing at least twenty-five percent (25%) of the voting power of the shares then outstanding of the Voting Rights Class, addressed to the Secretary of the Company, shall call a special meeting of the holders of shares of the Voting Rights Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 5(a)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 5(a)(i) shall be held at such annual meeting of stockholders.

(iv)    At any meeting held for the purpose of electing directors at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of shares of Preferred Stock constituting a majority of the shares of Preferred Stock present at such meeting, in person or by proxy, shall be sufficient to elect any such director.

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(v)    Any director elected pursuant to the voting rights created under this Section 5(a) shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 5(a)(ii) ) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or if there be no such remaining director, by the holders of shares of the Voting Rights Class at a special meeting called in accordance with the procedures set forth in this Section 5, or, if no such special meeting is called, at the next annual meeting of stockholders. Upon any termination of such voting rights, the term of office of all directors elected pursuant to this Section 5 shall terminate.

(vi)    So long as any shares of Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Preferred Stock voting or consenting, as the case may be, separately as one class, (i) create, authorize or issue any class or series of Senior Stock (or any security convertible into Senior Stock) or (ii) amend the Certificate of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Preferred Stock.

(vii)    In exercising the voting rights set forth in this Section 5(a), each share of Preferred Stock shall be entitled to one vote.

(b)    The Company may authorize, increase the authorized amount of, or issue any class or series of Parity Stock or Junior Stock, without the consent of the holders of Preferred Stock, and in taking such actions the Company shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Preferred Stock.

6.    Liquidation Rights.

(a)    In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary of involuntary, each holder of shares of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders the Liquidation Preference plus Accumulated Dividends and Accrued Dividends thereon in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, on any Common Stock.

(b)    Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 6.

(c)    After the payment to the holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 6, the holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(d)    In the event the assets of the Company available for distribution to the holders of shares of Preferred Stock upon any liquidation, winding-up or dissolution of the

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Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

7.    Conversion.

(a)    Each holder of Preferred Stock shall have the right, at its option, exercisable at any time and from time to time from the Issue Date to convert, subject to the terms and provisions of this Section 7, any or all of such holder’s shares of Preferred Stock. In such case, the shares of Preferred Stock shall be converted into such whole number of fully paid and nonassessable shares of Common Stock as is equal, subject to Section 7(g), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price (as defined below) then in effect. The Conversion Price initially shall be $16.4037, subject to adjustment as set forth in Section 7(c).

The conversion right of a holder of Preferred Stock shall be exercised by the holder by the surrender to the Company of the certificates representing shares to be converted at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent to be maintained by it, accompanied by written notice to the Company in the form of Exhibit B that the holder elects to convert all or a portion of the shares of Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or its duly appointed Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(i) . Immediately prior to the close of business on the date of receipt by the Company or its duly appointed Transfer Agent of notice of conversion of shares of Preferred Stock, each converting holder of Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder’s Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such holder. On the date of any conversion, all rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock have been converted and cash, in lieu of any fractional shares as provided in Section 7(f); and (ii) exercise the rights to which they are entitled as holders of Common Stock.

(b)    If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next preceding Business Day.

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(c)    The Conversion Price shall be subject to adjustment as follows:

(i)    In case the Company shall at any time or from time to time (A) pay a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 7(c) shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Company (other than the issuance of shares of Common Stock in connection with the conversion of preferred stock); (B) subdivide the outstanding shares of Common Stock into a larger number of shares; (C) combine the outstanding shares of Common Stock into a smaller number of shares; (D) issue any shares of its capital stock in a reclassification of the Common Stock; or (E) pay a dividend or make a distribution to all holders of shares of Common Stock (other than a dividend or distribution subject to Section 7(c)(ii)) pursuant to a stockholder rights plan, “poison pill” or similar arrangement and excluding dividends payable on the Preferred Stock then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Preferred Stock been converted into shares of Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(c)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(ii)    In case the Company shall at any time or from time to time issue to all holders of its Common Stock rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the Market Value for the period ending on the date of issuance (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price paid to acquire such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock into which such convertible, exchangeable or exercisable security is initially convertible, exchangeable or exercisable), other than (i) issuances of such rights, options or warrants if the holder of Preferred Stock would be entitled to receive such rights, options or warrants upon conversion at any time of shares of Preferred Stock into Common Stock and (ii) issuances that are subject to certain triggering events (until such time as such triggering events occur), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the record date of such issuance by a fraction (y) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued upon or as a result of the issuance of such rights, options or warrants (or the maximum number into or for which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (z) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares

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of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into or for which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon the conversion, exchange or exercise of such security) would purchase at the Market Value for the period ending on the date of conversion; provided, that if the Company distributes rights or warrants (other than those referred to above in this subparagraph (c)(ii)) pro rata to the holders of Common Stock, so long as such rights or warrants have not expired or been redeemed by the Company, (y) the holder of any Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the “Conversion Shares”), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the “Distribution Date”), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants and (ii) if such conversion occurs after the Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date had such Preferred Stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights and warrants and (z) the Conversion Price shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants.

(iii)    If the Company shall at any time make a distribution, by dividend or otherwise, to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in clause (E) of paragraph (c)(i) above and cash distributed upon a merger or consolidation to which paragraph (g) below applies) in an amount per share of Common Stock that, when combined with the per share amounts of all other all-cash distributions to all holders of shares of its Common Stock made within the 90-day period ending on the record date for the distribution giving rise to an adjustment pursuant to this Section
7(c)(iii), exceeds $0.05 per share of Common Stock (the “Distribution Threshold Amount”), then the Conversion Price will be adjusted by multiplying:

(1) the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by

(2) a fraction, the numerator of which will be the Market Value on the fourth trading day on the NYSE prior to such record date minus the amount of cash per share of Common Stock so distributed in excess of the Dividend Threshold Amount for which an adjustment has not otherwise been made pursuant to this Section 7(c)(iii) and the denominator of which will be the Market Value on the fourth trading day on the NYSE prior to such record date.

Subject to Section 7(d), such adjustment shall become effective immediately after the record date for the determination of holders of Common Stock entitled to receive the distribution giving rise to an adjustment pursuant to this Section 7(c)(iii). The Dividend

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Threshold Amount is subject to adjustment under the same circumstances under which the Conversion Price is subject to adjustment pursuant to Section 7(c)(i) or Section 7(c)(ii).

(iv)    In the case the Company at any time or from time to time shall take any action affecting its Common Stock (it being understood that the issuance or sale of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) to any Person at a price per share less than the Conversion Price then in effect shall not be deemed such an action), other than an action described in any of Section 7(c)(i) through Section 7(c)(iii), inclusive, or Section 7(g), then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Preferred Stock).

(v)    Notwithstanding anything herein to the contrary, no adjustment under this Section 7(c) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price.

(vi)    The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

(d)    If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

(e)    Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to each holder of Preferred Stock a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

(f)    No fractional shares or securities representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock, whether voluntary or mandatory. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference

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of the shares of Preferred Stock so surrendered. If the conversion of any share or shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported sale price of the Common Stock on the NYSE (or on such other national securities exchange or automated quotation system on which the Common Stock is then listed for trading or authorized for quotation or, if the Common Stock is not then so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) at the close of business on the trading day next preceding the day of conversion shall be paid to such holder in cash by the Company.

(g)    In the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the event of any consolidation or merger of the Company with or into another Person or any merger of another Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in the event of any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a “Transaction”), each share of Preferred Stock then outstanding shall, without the consent of any holder of Preferred Stock, become convertible at any time, at the option of the holder thereof, only into the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior to such Transaction, after giving effect to any adjustment event. The provisions of this Section 7(g) and any equivalent thereof in any such securities similarly shall apply to successive Transactions. The provisions of this Section 7(g) shall be the sole right of holders of Preferred Stock in connection with any Transaction and such holders shall have no separate vote thereon.

(h)    The Company shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

(i)    The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock shall be made without charge to the converting holder of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

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8.    Mandatory Conversion.

(a)    At any time on or after November 18, 2006, the Company shall have the right, at its option, to cause the Preferred Stock, in whole but not in part, to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 7(f). The Company may exercise its right to cause a mandatory conversion pursuant to this Section 8(a) only if the closing price of the Common Stock equals or exceeds 130% of the Conversion Price then in effect for at least 20 trading days in any consecutive 30-day trading period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation), including the last trading day of such 30-day period, ending on the trading day prior to the Company’s issuance of a press release announcing the mandatory conversion as described in Section 8(b).

(b)    To exercise the mandatory conversion right described in Section 8(a), the Company must issue a press release for publication on the Dow Jones News Service prior to the opening of business on the first trading day following any date on which the conditions described in Section 8(a) are met, announcing such a mandatory conversion. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of Preferred Stock (not more than four Business Days after the date of the press release) of the mandatory conversion announcing the Company’s intention to convert the Preferred Stock. The conversion date will be a date selected by the Company (the “Mandatory Conversion Date”) and will be no more than five days after the date on which the Company issues the press release described in this Section 8(b).

(c)    In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 8(b) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock; (iii) the number of shares of Preferred Stock to be converted; and (iv) that dividends on the Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

(d)    On and after the Mandatory Conversion Date, dividends will cease to accrue on the Preferred Stock called for a mandatory conversion pursuant to Section 8(a) and all rights of holders of such Preferred Stock will terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof and cash, in lieu of any fractional shares of Common Stock in accordance with Section 7(f). The dividend payment with respect to the Preferred Stock called for a mandatory conversion pursuant to Section 8(a) on a date during the period between the close of business on any Dividend Record Date to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion pursuant to Section 8(a), no payment or adjustment will be made upon conversion of Preferred Stock for Accrued Dividends or for dividends with respect to the Common Stock issued upon such conversion.

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(e)    The Company may not authorize, issue a press release or give notice of any mandatory conversion pursuant to Section 8(a) unless, prior to giving the conversion notice, all Accumulated Dividends on the Preferred Stock for periods ended prior to the date of such conversion notice shall have been paid in cash.

(f)    In addition to the mandatory conversion right described in Section 8(a), if there are less than 250,000 shares of Preferred Stock outstanding, the Company shall have the right, at any time on or after November 18, 2008, at its option, to cause the Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the quotient of (i) the Liquidation Preference divided by (ii) the lesser of (A) the Conversion Price then in effect and (B) the Market Value for the period ending on the second trading day immediately prior to the Mandatory Conversion Date, with any resulting fractional shares of Common Stock to be settled in cash in accordance with Section 7(f). The provisions of clauses (b), (c), (d) and (e) of this Section 8 shall apply to any mandatory conversion pursuant to this clause (f); provided that (i) the Mandatory Conversion Date described in Section 8(b) shall not be less than 15 days nor more than 30 days after the date on which the Company issues a press release pursuant to Section 8(b) announcing such mandatory conversion and (ii) the press release and notice of mandatory conversion described in Section 8(c) will not state the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock.

9.    Consolidation, Merger and Sale of Assets.

(a)    The Company, without the consent of the holders of any of the outstanding Preferred Stock, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company; provided, however, that (a) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; (b) the shares of Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, the Preferred Stock had immediately prior to such transaction; and (c) the Company delivers to the Transfer Agent an Officers’ Certificate and an Opinion of Counsel stating that such transaction complies with this Certificate of Designation.

(b)    Upon any consolidation by the Company with, or merger by the Company into, any other person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section 9(a), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the shares of Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Preferred Stock.

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10.    SEC Reports.

Whether or not the Company is required to file reports with the Commission, if any shares of Preferred Stock are outstanding, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a)or 15(d) under the Exchange Act. The Company shall supply each holder of Preferred Stock, upon request, without cost to such holder, copies of such reports or other information.

11.    Certificates.

(a)    Form and Dating. The Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Preferred Stock certificate shall be dated the date of its authentication. The terms of the Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Designation.

(i)    Global Preferred Stock. The Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend set forth in Exhibit A hereto (the “Global Preferred Stock”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Preferred Stock represented by Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. With respect to shares of Preferred Stock that are not “restricted securities” as defined in Rule 144 on a conversion date, all shares of Common Stock distributed on such conversion date will be freely transferable without restriction under the Securities Act (other than by affiliates), and such shares will be eligible for receipt in global form through the facilities of DTC.

(ii)    Book-Entry Provisions. In the event Global Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Preferred Stock certificates that (a) shall be registered in the name of DTC as depository for such Global Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC’s instructions or held by the Transfer Agent as custodian for DTC.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designation with respect to any Global Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company,

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the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock.

(iii)    Certificated Preferred Stock; Certificated Common Stock. Except as provided in this paragraph 11(a) or in paragraph 11(c), owners of beneficial interests in Global Preferred Stock will not be entitled to receive physical delivery of Preferred Stock in fully registered certificated form (“Certificated Preferred Stock”). With respect to shares of Preferred Stock that are “restricted securities” as defined in Rule 144 on a conversion date, all shares of Common Stock issuable on conversion of such shares on such conversion date will be issued in fully registered certificated form (“Certificated Common Stock”). Certificates of Certificated Common Stock will be mailed or made available at the office of the Transfer Agent for the Preferred Stock on or as soon as reasonably practicable after the relevant conversion date to the converting holder.

After a transfer of any Preferred Stock or Certificated Common Stock during the period of the effectiveness of a Shelf Registration Statement with respect to such Preferred Stock or such Certificated Common Stock, all requirements pertaining to legends on such Preferred Stock (including Global Preferred Stock) or Certificated Common Stock will cease to apply, the requirements requiring that any such Certificated Common Stock issued to Holders be issued in certificated form, as the case may, will cease to apply, and Preferred Stock or Common Stock, as the case may be, in global or fully registered certificated form, in either case without legends, will be available to the transferee of the Holder of such Preferred Stock or Certificated Common Stock upon exchange of such transferring Holder’s Preferred Stock or Common Stock or directions to transfer such Holder’s interest in the Global Preferred Stock, as applicable.

(b)    Execution and Authentication. Two Officers shall sign the Preferred Stock certificate for the Company by manual or facsimile signature.

If an Officer whose signature is on a Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Preferred Stock certificate, the Preferred Stock certificate shall be valid nevertheless.

A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Preferred Stock certificate. The signature shall be conclusive evidence that the Preferred Stock certificate has been authenticated under this Certificate of Designation.

The Transfer Agent shall authenticate and deliver certificates for up to 1,725,000 shares of Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Preferred Stock to be authenticated and the date on which the original issue of Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for Preferred Stock. Unless limited by the terms of

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such appointment, an authenticating agent may authenticate certificates for Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designation to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(c)    Transfer and Exchange. (i) Transfer and Exchange of Certificated Preferred Stock. When Certificated Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Preferred Stock or to exchange such Certificated Preferred Stock for an equal number of shares of Certificated Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Preferred Stock surrendered for transfer or exchange:

(1)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(2)    is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (i) or (ii) below, and is accompanied by the following additional information and documents, as applicable:

(I)    if such Certificated Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

(II)    if such Certificated Preferred Stock is being transferred to the Company or pursuant to an exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in paragraph 11(c) (vii).

(ii)    Restrictions on Transfer of Certificated Preferred Stock for a Beneficial Interest in Global Preferred Stock. Certificated Preferred Stock may not be exchanged for a beneficial interest in Global Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Company and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Preferred Stock to reflect an increase in the number of shares of Preferred Stock represented by the Global Preferred Stock, then the Transfer Agent shall cancel such Certificated Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number

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of shares of Preferred Stock represented by the Global Preferred Stock to be increased accordingly. If no Global Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Preferred Stock representing the appropriate number of shares.

(iii)    Transfer and Exchange of Global Preferred Stock. The transfer and exchange of Global Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designation (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(iv)    Transfer of a Beneficial Interest in Global Preferred Stock for a Certificated Preferred Stock.

(1)    Any Person having a beneficial interest in Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to another exemption from registration thereunder may upon request, but only with the consent of the Company, and if accompanied by a certification from such Person to that effect (in substantially the form of Exhibit C hereto), exchange such beneficial interest for Certificated Preferred Stock representing the same number of shares of Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any Person having a beneficial interest in Global Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the Person designated by DTC as having such a beneficial interest in a Transfer Restricted Security only, then, the Transfer Agent or DTC, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by Global Preferred Stock to be reduced on its books and records and, following such reduction, the Company will execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Preferred Stock.

(2)    Certificated Preferred Stock issued in exchange for a beneficial interest in a Global Preferred Stock pursuant to this paragraph 11(c)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Preferred Stock to the Persons in whose names such Preferred Stock are so registered in accordance with the instructions of DTC.

(v)    Restrictions on Transfer and Exchange of Global Preferred Stock.

(1)    Notwithstanding any other provisions of this Certificate of Designation (other than the provisions set forth in paragraph 11(c)(vi)), Global Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

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(2)    In the event that the Global Preferred Stock is exchanged for Preferred Stock in definitive registered form pursuant to paragraph 11(c)(vi) prior to the effectiveness of a Shelf Registration Statement with respect to such securities, such Preferred Stock may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this paragraph 11(c) (including the certification requirements set forth in the Exhibits to this Certificate of Designation intended to ensure that such transfers comply with applicable exemptions from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(vi)    Authentication of Certificated Preferred Stock. If at any time:

(1)    DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Preferred Stock and a successor depository for the Global Preferred Stock is not appointed by the Company within 90 days after delivery of such notice;

(2)    DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Preferred Stock is not appointed by the Company within 90 days; or

(3)    the Company, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Preferred Stock under this Certificate of Designation,

then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company requesting the authentication and delivery of Certificated Preferred Stock to the Persons designated by the Company, will authenticate and deliver Certificated Preferred Stock equal to the number of shares of Preferred Stock represented by the Global Preferred Stock, in exchange for such Global Preferred Stock.

(vii)    Legend.

(1)    Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Preferred Stock) pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act:

(I)    in the case of any Transfer Restricted Security that is a Certificated Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security; and

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(II)    in the case of any Transfer Restricted Security that is represented by a Global Preferred Stock, with the consent of the Company, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder’s request for such exchange was made in reliance on Rule 144 or another exemption from registration under the Securities Act and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form set forth in Exhibit C hereto).

(viii)    Cancelation or Adjustment of Global Preferred Stock. At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted or canceled, such Global Preferred Stock shall be returned to DTC for cancelation or retained and canceled by the Transfer Agent. At any time prior to such cancelation, if any beneficial interest in Global Preferred Stock is exchanged for Certificated Preferred Stock, converted or canceled, the number of shares of Preferred Stock represented by such Global Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

(ix)    Obligations with Respect to Transfers and Exchanges of Preferred Stock.

(1)    To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Preferred Stock and Global Preferred Stock as required pursuant to the provisions of this paragraph 11(c).

(2)    All Certificated Preferred Stock and Global Preferred Stock issued upon any registration of transfer or exchange of Certificated Preferred Stock or Global Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designation as the Certificated Preferred Stock or Global Preferred Stock surrendered upon such registration of transfer or exchange.

(3)    Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(4)    No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Preferred Stock

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certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Stock certificates or Common Stock certificates.

(5)    Upon any sale or transfer of shares of Preferred Stock (including any Preferred Stock represented by a Global Preferred Stock Certificate) or of Certificated Common Stock pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an Opinion of Counsel reasonably satisfactory to the Company if it so requests):

(A)    in the case of any Certificated Preferred Stock or Certificated Common Stock, the Company and the Transfer Agent shall permit the holder thereof to exchange such Preferred Stock or Certificated Common Stock for Certificated Preferred Stock or Certificated Common Stock, as the case may be, that does not bear a restrictive legend and rescind any restriction on the transfer of such Preferred Stock or Common Stock issuable in respect of the conversion of the Preferred Stock; and

(B)    in the case of any Global Preferred Stock, such Preferred Stock shall not be required to bear the legend set forth in paragraph (c)(vii) above but shall continue to be subject to the provisions of paragraph (c)(iv) hereof; provided, however, that with respect to any request for an exchange of Preferred Stock that is represented by Global Preferred Stock for Certificated Preferred Stock that does not bear a restrictive legend in connection with a sale or transfer thereof pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an Opinion of Counsel if the Company so requests), the Holder thereof shall certify in writing to the Transfer Agent that such request is being made pursuant to such exemption (such certification to be substantially in the form of Exhibit C hereto).

(x)    No Obligation of the Transfer Agent.

(1)    The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Preferred Stock, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Preferred Stock). The rights of beneficial owners in any Global Preferred Stock shall be exercised only through DTC subject to the applicable rules and

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procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(2)    The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designation or under applicable law with respect to any transfer of any interest in any Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designation, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d)    Replacement Certificates. If a mutilated Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Preferred Stock certificate claims that the Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Preferred Stock certificate if the reasonable requirements of the Transfer Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of Oklahoma are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses in replacing a Preferred Stock certificate.

(e)    Temporary Certificates. Until definitive Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Preferred Stock certificates. Temporary Preferred Stock certificates shall be substantially in the form of definitive Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Preferred Stock certificates and deliver them in exchange for temporary Preferred Stock certificates.

(f)    Cancelation. (i) In the event the Company shall purchase or otherwise acquire Certificated Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancelation.

(ii)    At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted, repurchased or canceled, such Global Preferred Stock shall thereupon be delivered to the Transfer Agent for cancelation.

(iii)    The Transfer Agent and no one else shall cancel and destroy all Preferred Stock certificates surrendered for transfer, exchange, replacement or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer

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Agent to deliver canceled Preferred Stock certificates to the Company. The Company may not issue new Preferred Stock certificates to replace Preferred Stock certificates to the extent they evidence Preferred Stock which the Company has purchased or otherwise acquired.

12.    Additional Rights of Holders. [Reserved.]

13.    Other Provisions.

(a)    With respect to any notice to a holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

(b)    Shares of Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Oklahoma law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, except that any issuance or reissuance of shares of Preferred Stock must be in compliance with this Certificate of Designation.

(c)    The shares of Preferred Stock shall be issuable only in whole shares.

(d)    All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this 18th day of November, 2003.

CHESAPEAKE ENERGY CORPORATION

By:

Attest:

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EXHIBIT A

FORM OF PREFERRED STOCK

FACE OF SECURITY

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.]2

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[1]	Subject to removal if not a global security.
[2]	CUSIP Number 165167 80 0, if not a Transfer Restricted Security.

A-1

Certificate Number	Number of Shares of
Convertible Preferred Stock
[ ]	[ ]

CUSIP NO.: 165167

5% Cumulative Convertible Preferred Stock (par value $0.01)

(liquidation preference $100 per share of Convertible Preferred Stock)

of

Chesapeake Energy Corporation

Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), hereby certifies that [                    ] (the “Holder”) is the registered owner of [                    ] fully paid and non-assessable preferred securities of the Company designated the 5% Cumulative Convertible Preferred Stock (par value $0.01) (liquidation preference $100 per share of Preferred Stock) (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated November 18, 2003, as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has executed this certificate this [            ] day of [            ], 2003.

A-2

CHESAPEAKE ENERGY CORPORATION

By:

Name:
Title:

By:

Name:
Title:

A-3

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Preferred Stock referred to in the within-mentioned Certificate of Designation.

Dated:                    , 2003

UMB BANK, N.A., as Transfer Agent,

By:

Authorized Signatory

A-4

REVERSE OF SECURITY

Cash dividends on each share of Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation.

The shares of Preferred Stock shall be convertible into the Company’s Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

The Company will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

A-5

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Stock Certificate)

Signature Guarantee:3

[3]	(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

A-6

EXHIBIT B

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of 5% Cumulative Convertible Preferred Stock (the “Preferred Stock”), represented by stock certificate No(s).                         (the “Preferred Stock Certificates”) into shares of common stock (“Common Stock”) of Chesapeake Energy Corporation (the “Company”) according to the conditions of the Certificate of Designation of the Preferred Stock (the “Certificate of Designation”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith the Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the “Act”), or pursuant to any exemption from registration under the Act.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Date of Conversion:

Applicable Conversion Price:

Number of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued: *

Signature:

Name:

Address:**

Fax No.:

*	The Company is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Preferred Stock Certificate(s) to be converted.

**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

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EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:	5% Cumulative Convertible Preferred Stock (the “Preferred Stock”) of Chesapeake Energy Corporation (the “Company”)

This Certificate relates to                      shares of Preferred Stock held in */ book-entry or */ definitive form by                          (the “Transferor”).

The Transferor*:

•	has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Preferred Stock held by the Depository shares of Preferred Stock in definitive, registered form equal to its beneficial interest in such Preferred Stock (or the portion thereof indicated above); or

•	has requested the Transfer Agent by written order to exchange or register the transfer of Preferred Stock.

In connection with such request and in respect of such Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because */:

•	Such Preferred Stock is being acquired for the Transferor’s own account without transfer.

•	Such Preferred Stock is being transferred to the Company.

•	Such Preferred Stock is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests).

[INSERT NAME OF TRANSFEROR]

by:

Date:

*/ Please check applicable box.

C-1

CERTIFICATE OF DESIGNATION

OF

4.125% CUMULATIVE CONVERTIBLE PREFERRED STOCK

OF

CHESAPEAKE ENERGY CORPORATION

Pursuant to Section 1032(G) of the Oklahoma General Corporation Act

CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the “Company”), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Company, with the provisions thereof fixing the number of shares of the series and the dividend rate being set by action of the Board of Directors of the Company:

RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of Article IV, Section 1 of the Certificate of Incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”), and pursuant to Section 1032(G) of the Oklahoma General Corporation Act, the Board of Directors hereby creates a series of preferred stock of the Company and hereby states that the voting powers, designations, preferences and relative, participating, optional or other special rights of which, and qualifications, limitations or restrictions thereof (in addition to the provisions set forth in the Certificate of Incorporation which are applicable to the preferred stock of all classes and series), shall be as follows:

1. Designation and Amount; Ranking

(a) There shall be created from the 10,000,000 shares of preferred stock, par value $0.01 per share, of the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as the “4.125% Cumulative Convertible Preferred Stock,” par value $0.01 per share (the “Preferred Stock”), and the number of shares of such series shall be 313,250. Such number of shares may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Preferred Stock to a number less than that of the shares of Preferred Stock then outstanding plus the number of shares issuable upon exercise of options or rights then outstanding.

(b) The Preferred Stock will, with respect to both dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, rank on a parity with the 6.75% Preferred Stock, the 6.00% Preferred Stock and the 5.00% Preferred Stock, and the Preferred Stock will, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company rank (i) senior to all Junior Stock, (ii) on a parity with all other Parity Stock and (iii) junior to all Senior Stock.

2. Definitions. As used herein, the following terms shall have the following meanings:

(a) “Accrued Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the accrued and unpaid dividends on such share from and including the most recent Dividend Payment Date (or the Issue Date, if such date is prior to the first Dividend Payment Date) to but not including such date.

(b) “Accumulated Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends on such share from the Issue Date until the most recent Dividend Payment Date on or prior to such date. There shall be no Accumulated Dividends with respect to any share of Preferred Stock prior to the first Dividend Payment Date.

(c) “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 405 of the Securities Act of 1933, as amended.

(d) “Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(e) “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

(f) “Change of Control” shall mean any of the following events: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than to Permitted Holders; (ii) the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Company; (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than Permitted Holders, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this definition, such other Person or group shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person or group is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or (iv) during any period of two consecutive years, individuals who at the beginning of such period comprised the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office. For purposes of this definition of “Change of Control,” the term “Permitted Holders” means Aubrey K. McClendon and Tom L. Ward and their respective Affiliates.

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(g) “Change of Control Date” shall mean the date on which the Change of Control event occurs.

(h) “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Company will determine the Closing Sale Price on the basis it considers appropriate.

(i) “Conversion Price” shall mean $16.6513, subject to adjustment as set forth in Section 7(d).

(j) “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

(k) “DTC” or “Depository” shall mean The Depository Trust Company.

(l) “Dividend Payment Date” shall mean March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2004.

(m) “Dividend Record Date” shall mean March 1, June 1, September 1 and December 1 of each year.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o) “Holder” or “holder” shall mean a holder of record of the Preferred Stock.

(p) “Issue Date” shall mean March 30, 2004, the original date of issuance of the Preferred Stock.

(q) “Junior Stock” shall mean all classes of common stock of the Company and the Series A Junior Participating Convertible Preferred Stock and each other class of capital stock or series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(r) “Liquidation Preference” shall mean, with respect to each share of Preferred Stock, $1,000.00.

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(s) “Market Value” shall mean the average closing price of the Common Stock for a five consecutive trading day period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock).

(t) “NYSE” shall mean the New York Stock Exchange, Inc.

(u) “Officer” shall mean the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

(v) “Officers’ Certificate” shall mean a certificate signed by two Officers.

(w) “Opinion of Counsel” shall mean a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

(x) “Parity Stock” shall mean the 6.00% Preferred Stock, the 6.75% Preferred Stock, the 5.00% Preferred Stock and any class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(y) “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(z) “Purchase Agreement” shall mean that certain Purchase Agreement with respect to the Preferred Stock, dated March 24, 2004, among the Company, Lehman Brothers Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc. and Credit Suisse First Boston LLC and the other initial purchasers named therein.

(aa) “Registration Rights Agreement” means the Registration Rights Agreement dated March 30, 2004, among the Company, Lehman Brothers Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc. and Credit Suisse First Boston LLC and the other initial purchasers named in the Purchase Agreement, with respect to the Preferred Stock.

(bb) “SEC” or “Commission” shall mean the Securities and Exchange Commission.

(cc) “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd) “Senior Stock” shall mean each class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly

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provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(ee) “Shelf Registration Statement” shall mean a shelf registration statement filed with the SEC to cover resales of Transfer Restricted Securities by holders thereof, as required by the Registration Rights Agreement.

(ff) “5.00% Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as the “5.00% Cumulative Convertible Preferred Stock.”

(gg) “6.00% Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as the “6.00% Cumulative Convertible Preferred Stock.”

(hh) “6.75% Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as the “6.75% Cumulative Convertible Preferred Stock.”

(ii) “Trading Day” shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which Common Stock is then listed or, if Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if Common Stock is not quoted on Nasdaq, on the principal other market on which Common Stock is then traded.

(jj) “Trading Price” of the Preferred Stock on any date of determination means the average of the secondary market bid quotations obtained by the Company or the calculation agent for 5,000 shares of Preferred Stock at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that the Company or the calculation agent selects; provided that if three such bids cannot reasonably be obtained by the Company or the calculation agent, but two such bids are obtained, the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company or the calculation agent, that one bid shall be used. If the Company or the calculation agent cannot reasonably obtain at least one bid for 5,000 shares of Preferred Stock from a nationally recognized securities dealer, then the Trading Price per share of Preferred Stock will be deemed to be less than 98% of the product of (A) the Closing Sale Price of the Common Stock on such date (B) and the Conversion Price on such date.

(kk) “Transfer Agent” shall mean UMB Bank, N.A., the Company’s duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Preferred Stock. The Company may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent; provided, that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

(ll) “Transfer Restricted Securities” shall mean each share of Preferred Stock (or the shares of Common Stock into which such share of Preferred Stock is convertible) until (i) the date on which such security or its predecessor has been effectively registered under the

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Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such security or predecessor is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

(mm) “Voting Rights Triggering Event” shall mean the failure of the Company to pay dividends on the Preferred Stock with respect to six or more quarterly periods (whether or not consecutive).

(nn) “Voting Stock” shall mean, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person. For purposes of this definition, “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

3. Dividends.

(a) The holders of shares of the outstanding Preferred Stock shall be entitled, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, to receive cumulative cash dividends at the rate per annum of 4.125 % per share on the Liquidation Preference (equivalent to $41.25 per annum per share), payable quarterly in arrears (the “Dividend Rate”). The Dividend Rate may be increased in the circumstances described in Section 3(b) below. Dividends payable for each full dividend period will be computed by dividing the Dividend Rate by four and shall be payable in arrears on each Dividend Payment Date (commencing June 15, 2004) for the quarterly period ending immediately prior to such Dividend Payment Date, to the holders of record of Preferred Stock at the close of business on the Dividend Record Date applicable to such Dividend Payment Date. Such dividends shall be cumulative from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date (whether or not in any dividend period or periods there shall be funds of the Company legally available for the payment of such dividends) and shall accrue on a day-to-day basis, whether or not earned or declared, from and after the Issue Date. Dividends payable for any partial dividend period, including the initial partial dividend period ending immediately prior to June 15, 2004, shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months. Accumulations of dividends on shares of Preferred Stock shall not bear interest.

(b) If (i) by July 28, 2004, the Shelf Registration Statement has not been filed with the Commission, (ii) by November 25, 2004, the Shelf Registration Statement has not been declared effective by the Commission or (iii) after the Shelf Registration Statement has been declared effective, (A) the Shelf Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement or the related prospectus ceases to be usable (in each case, subject to the exceptions described below) in connection with resales of Transfer Restricted Securities during the period that any Transfer Restricted Securities (other than Transfer Restricted Securities held or beneficially owned by affiliates of the Company) remain

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outstanding (each such event referred to in clauses (i), (ii) and (iii), a “Registration Default”), additional dividends shall accrue on the Preferred Stock at the rate of .50% per annum (resulting in a Dividend Rate of 4.625% per annum during the continuance of a Registration Default), from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. At all other times, dividends shall accumulate on the Preferred Stock at the Dividend Rate as described in Section 3(a).

A Registration Default referred to in clause (iii) of Section 3(b) shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in the Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default referred to in clause (iii) of Section 3(b) occurs for a continuous period in excess of 30 days, additional dividends as described in Section 3(b) shall be payable in accordance therewith from the day such Registration Default occurs until such Registration Default is cured.

(c) No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Preferred Stock.

(d) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless full Accumulated Dividends shall have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such other Parity Stock bear to each other.

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(e) Holders of shares of Preferred Stock shall not be entitled to any dividends on the Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock which may be in arrears.

(f) The holders of shares of Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payment on those shares on the next following Dividend Payment Date notwithstanding the subsequent conversion thereof or the Company’s default in payment of the dividend due on that Dividend Payment Date. However, shares of Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on the shares on that Dividend Payment Date. A holder of shares of Preferred Stock on a Dividend Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date will receive the dividend payable by the Company on the Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Preferred Stock for conversion. Except as provided above with respect to a voluntary conversion pursuant to Section 7, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon conversion.

4. Change of Control.

(a) Upon the occurrence of a Change of Control, each holder of Preferred Stock shall, in the event that the Market Value for the period ending on the Change of Control Date is less than the Conversion Price, have a one-time option (the “Change of Control Option”) to convert all of such holder’s outstanding shares of Preferred Stock into fully paid and nonassessable shares of Common Stock at an adjusted Conversion Price equal to the greater of (i) the Market Value for the period ending on the Change of Control Date and (ii) $8.0733. The Change of Control Option must be exercised, if at all, during the period of not less than 30 days nor more than 60 days commencing on the third Business Day after notice of a Change in Control has been given by the Company in accordance with Section 4(b). In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Change of Control, the Company may, at its option, make a cash payment equal to the Market Value for each share of such Common Stock otherwise issuable determined for the period ending on the Change of Control Date. Notwithstanding the foregoing, upon the occurrence of a Change of Control in which (i) each holder of Common Stock receives consideration consisting solely of common stock of the successor, acquiror or other third party (and cash paid in lieu of fractional shares) that is listed on a national securities exchange or quoted on the NASDAQ National Market and (ii) all the Common Stock has been exchanged for, converted into or acquired for common stock of the successor, acquiror or other third party (and cash in lieu of factional shares), and the Preferred Stock becomes convertible solely into such common stock, the Conversion Price will not be adjusted as described in this Section 4(a).

(b) In the event of a Change of Control (other than a Change of Control described in the last sentence of Section 4(a)), notice of such Change of Control shall be given,

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within five Business Days of the Change of Control Date, by the Company by first-class mail to each record holder of shares of Preferred Stock, at such holder’s address as the same appears on the books of the Company. Each such notice shall state (i) that a Change of Control has occurred; (ii) the last day on which the Change of Control Option may be exercised (the “Expiration Date”) pursuant to the terms hereof; (iii) the name and address of the Transfer Agent; and (iv) the procedures that holders must follow to exercise the Change of Control Option.

(c) On or before the Expiration Date, each holder of shares of Preferred Stock wishing to exercise the Change of Control Option shall surrender the certificate or certificates representing the shares of Preferred Stock to be converted, in the manner and at the place designated in the notice described in Section 4(b), and on such date the cash or shares of Common Stock due to such holder shall be delivered to the Person whose name appears on such certificate or certificates as the owner thereof and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares. Upon surrender (in accordance with the notice described in Section 4(b)) of the certificate or certificates representing any shares to be so converted (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be converted by the Company at the adjusted Conversion Price, if applicable, as described in Section 4(a).

(d) The rights of holders of Preferred Stock pursuant to this Section 4 are in addition to, and not in lieu of, the rights of holders of Preferred Stock provided for in Section 7 hereof.

5. Voting.

(a) The shares of Preferred Stock shall have no voting rights except as set forth below or as otherwise required by Oklahoma law from time to time:

(i) If and whenever at any time or times a Voting Rights Triggering Event occurs, then the holders of shares of Preferred Stock, voting as a single class with any other preferred stock or preference securities having similar voting rights that are exercisable, including the 5.00% Preferred Stock, the 6.00% Preferred Stock and the 6.75% Preferred Stock (the “Voting Rights Class”), will be entitled at the next regular or special meeting of stockholders of the Company to elect two additional directors of the Company. Upon the election of any such additional directors, the number of directors that comprise the Board of Directors shall be increased by such number of additional directors.

(ii) Such voting rights may be exercised at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of Preferred Stock shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 5(a)(i) shall terminate.

(iii) At any time when such voting rights shall have vested in holders of shares of the Voting Rights Class, an Officer of the Company may call, and, upon

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written request of the record holders of shares representing at least twenty-five percent (25%) of the voting power of the shares then outstanding of the Voting Rights Class, addressed to the Secretary of the Company, shall call a special meeting of the holders of shares of the Voting Rights Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 5(a)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 5(a)(i) shall be held at such annual meeting of stockholders.

(iv) At any meeting held for the purpose of electing directors at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of shares of Preferred Stock constituting a majority of the shares of Preferred Stock present at such meeting, in person or by proxy, shall be sufficient to elect any such director.

(v) Any director elected pursuant to the voting rights created under this Section 5(a) shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 5(a)(ii) ) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or if there be no such remaining director, by the holders of shares of the Voting Rights Class at a special meeting called in accordance with the procedures set forth in this Section 5, or, if no such special meeting is called, at the next annual meeting of stockholders. Upon any termination of such voting rights, the term of office of all directors elected pursuant to this Section 5 shall terminate.

(vi) So long as any shares of Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Preferred Stock voting or consenting, as the case may be, separately as one class, (i) create, authorize or issue any class or series of Senior Stock (or any security convertible into Senior Stock) or (ii) amend the Certificate of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Preferred Stock.

(vii) In exercising the voting rights set forth in this Section 5(a), each share of Preferred Stock shall be entitled to one vote.

(b) The Company may authorize, increase the authorized amount of, or issue any class or series of Parity Stock or Junior Stock, without the consent of the holders of Preferred Stock, and in taking such actions the Company shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Preferred Stock.

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6. Liquidation Rights.

(a) In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary of involuntary, each holder of shares of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders the Liquidation Preference plus Accumulated Dividends and Accrued Dividends thereon in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, on any Common Stock.

(b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 6.

(c) After the payment to the holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 6, the holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(d) In the event the assets of the Company available for distribution to the holders of shares of Preferred Stock upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

7. Conversion.

(a) Each holder of Preferred Stock shall have the right, only on or after the occurrence of the conversion triggering events described in Section 7(b), at its option, from the Issue Date to convert, subject to the terms and provisions of this Section 7, any or all of such holder’s shares of Preferred Stock. In such case, the shares of Preferred Stock shall be converted into such whole number of fully paid and nonassessable shares of Common Stock as is equal, subject to Section 7(h), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price (as defined below) then in effect. The Conversion Price initially shall be $16.6513, subject to adjustment as set forth in Section 7(d).

The conversion right of a holder of Preferred Stock shall be exercised by the holder by the surrender to the Company of the certificates representing shares to be converted at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent to be maintained by it, accompanied by written notice to the Company in the form of Exhibit B that the holder elects to convert all or a portion of the shares of Preferred Stock represented by such certificate and specifying the name or names (with address) in which a

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certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or its duly appointed Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(j). Immediately prior to the close of business on the date of receipt by the Company or its duly appointed Transfer Agent of notice of conversion of shares of Preferred Stock, each converting holder of Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder’s Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such holder. On the date of any conversion, all rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock have been converted and cash, in lieu of any fractional shares as provided in Section 7(g); and (ii) exercise the rights to which they are entitled as holders of Common Stock.

(b) A holder’s right to convert its shares of Preferred Stock will arise only upon the occurrence of the following events:

(i) Conversion Rights Based on Common Share Price. A holder may surrender shares of Preferred Stock for conversion into shares of Common Stock during any fiscal quarter after the fiscal quarter ending June 30, 2004 (and only during such fiscal quarter) if the Closing Sale Price of Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is more than 130% of the Conversion Price on such Trading Day. If this Closing Sale Price condition is not satisfied at the end of any fiscal quarter, then conversion pursuant to this Section 7(b)(i) will not be permitted in the following fiscal quarter. The Company shall determine for each Trading Day during the 30 consecutive Trading Day period specified in this Section 7(b)(i) whether the Closing Sale Price exceeds 130% of the Conversion Price and whether the Preferred Stock shall be convertible as a result of the occurrence of the event set forth in this Section 7(b)(i).

(ii) Conversion Upon Satisfaction of Trading Price Condition. A holder may surrender its shares of Preferred Stock for conversion into Common Stock during the five business day period after any five consecutive Trading Day period in which the Trading Price of the Preferred Stock for each day of such five Trading Day period was less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Price in effect on each such day. The Company shall determine whether the Preferred Stock may be converted pursuant to this Section 7(b)(ii) based on Trading Prices obtained from three independent nationally known securities dealers. The Company shall have no obligation to determine the Trading Price unless a holder of Preferred Stock provides it with reasonable evidence that the Trading Price was less than 98% of the product of the Closing Sale Price and the then-current Conversion Price. If such evidence is provided, the Company shall determine the Trading Price of the Preferred Stock beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 98% of the product of the Closing Sale Price and the then current Conversion Price.

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(iii) Conversion Rights Upon Occurrence of Certain Corporate Transactions.

(1) If the Company is party to a consolidation, merger, binding share exchange or sale of all or substantially all of the Company’s assets, in each case pursuant to which the Common Stock would be converted into cash, securities or other property, a holder may surrender its shares of Preferred Stock for conversion into Common Stock at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction and, at the effective time, the right to convert shares of Preferred Stock into Common Stock will be changed into a right to convert such Preferred Stock into the kind and amount of cash, securities or other property of the Company or another person that the holder would have received if the holder had converted the holder’s Preferred Stock immediately prior to the transaction.

(2) If the Company elects to (A) distribute to all holders of Common Stock rights or warrants entitling them to purchase, for a period expiring within 45 days of the record date for such distribution, Common Stock at less than the average Closing Sale Price for the ten consecutive Trading Days immediately preceding the declaration date for such distribution or (B) distribute to all holders of Common Stock, cash, assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value exceeding 5% of the Closing Sale Price of Common Stock on the Trading Day immediately preceding the declaration date for such distribution; then, in either case, the Company must notify holders of Preferred Stock at least 20 days prior to the ex-dividend date for such distribution. Once the Company has given such notice, a holder may surrender its shares of Preferred Stock for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date or any announcement by the Company that such distribution will not take place. Notwithstanding the foregoing, holders shall not have the right to surrender shares of Preferred Stock for conversion pursuant to this Section 7(b)(iii)(2), and no adjustment to the Conversion Price will be made, if all holders of the Preferred Stock will otherwise participate, on the same basis as a holder of Common Shares, in the distribution described above without first converting Preferred Stock into Common Shares.

(iv) Upon a Change of Control, holders of Preferred Stock shall, if the Market Value at such time is less than the Conversion Price, have a one-time option to convert all of their outstanding shares of Preferred Stock into Common Stock pursuant to Section 4.

(v) Upon determination that holders of Preferred Stock are or will be entitled to convert their Preferred Stock into Common Stock in accordance with any of the provisions of this Section 7(b), the Company will issue a press release and publish such information on its website on the World Wide Web.

(c) If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next preceding Business Day.

(d) The Conversion Price shall be subject to adjustment as follows:

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(i) In case the Company shall at any time or from time to time (A) pay a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 7(d) shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Company (other than the issuance of shares of Common Stock in connection with the conversion of preferred stock); (B) subdivide the outstanding shares of Common Stock into a larger number of shares; (C) combine the outstanding shares of Common Stock into a smaller number of shares; (D) issue any shares of its capital stock in a reclassification of the Common Stock; or (E) pay a dividend or make a distribution to all holders of shares of Common Stock (other than a dividend or distribution subject to Section 7(d)(ii)) pursuant to a stockholder rights plan, “poison pill” or similar arrangement and excluding dividends payable on the Preferred Stock then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Preferred Stock been converted into shares of Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(d)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(ii) In case the Company shall at any time or from time to time issue to all holders of its Common Stock rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the Market Value for the period ending on the date of issuance (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price paid to acquire such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock into which such convertible, exchangeable or exercisable security is initially convertible, exchangeable or exercisable), other than (i) issuances of such rights, options or warrants if the holder of Preferred Stock would be entitled to receive such rights, options or warrants upon conversion at any time of shares of Preferred Stock into Common Stock and (ii) issuances that are subject to certain triggering events (until such time as such triggering events occur), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the record date of such issuance by a fraction (y) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued upon or as a result of the issuance of such rights, options or warrants (or the maximum number into or for which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (z) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares

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of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into or for which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon the conversion, exchange or exercise of such security) would purchase at the Market Value for the period ending on the date of conversion; provided, that if the Company distributes rights or warrants (other than those referred to above in this subparagraph (d)(ii)) pro rata to the holders of Common Stock, so long as such rights or warrants have not expired or been redeemed by the Company, (y) the holder of any Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the “Conversion Shares”), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the “Distribution Date”), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants and (ii) if such conversion occurs after the Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date had such Preferred Stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights and warrants and (z) the Conversion Price shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants.

(iii) If the Company shall at any time make a distribution, by dividend or otherwise, to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in clause (E) of paragraph (d)(i) above and cash distributed upon a merger or consolidation to which paragraph (h) below applies) in an amount per share of Common Stock that, when combined with the per share amounts of all other all-cash distributions to all holders of shares of its Common Stock made within the 90-day period ending on the record date for the distribution giving rise to an adjustment pursuant to this Section 7(d)(iii), exceeds $0.055 per share of Common Stock (the “Distribution Threshold Amount”), then the Conversion Price will be adjusted by multiplying:

(1) the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by

(2) a fraction, the numerator of which will be the Market Value on the fourth trading day on the NYSE prior to such record date minus the amount of cash per share of Common Stock so distributed in excess of the Dividend Threshold Amount for which an adjustment has not otherwise been made pursuant to this Section 7(d)(iii) and the denominator of which will be the Market Value on the fourth trading day on the NYSE prior to such record date.

Subject to Section 7(e), such adjustment shall become effective immediately after the record date for the determination of holders of Common Stock entitled to receive the distribution giving rise to an adjustment pursuant to this Section 7(d)(iii). The Dividend

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Threshold Amount is subject to adjustment under the same circumstances under which the Conversion Price is subject to adjustment pursuant to Section 7(d)(i) or Section 7(d)(ii).

(iv) In the case the Company at any time or from time to time shall take any action affecting its Common Stock (it being understood that the issuance or sale of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) to any Person at a price per share less than the Conversion Price then in effect shall not be deemed such an action), other than an action described in any of Section 7(d)(i) through Section 7(d)(iii), inclusive, or Section 7(h), then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Preferred Stock).

(v) Notwithstanding anything herein to the contrary, no adjustment under this Section 7(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion; provided, however, that with respect to adjustments to be made to the Conversion Price in connection with cash dividends paid by the Company, the Company shall make such adjustments, regardless of whether such aggregate adjustments amount to 1% or more of the Conversion Price, no later than March 15 of each calendar year.

(vi) The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

(e) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

(f) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to each holder of Preferred Stock a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

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(g) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock, whether voluntary or mandatory. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Preferred Stock so surrendered. If the conversion of any share or shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported sale price of the Common Stock on the NYSE (or on such other national securities exchange or automated quotation system on which the Common Stock is then listed for trading or authorized for quotation or, if the Common Stock is not then so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) at the close of business on the trading day next preceding the day of conversion shall be paid to such holder in cash by the Company.

(h) In the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the event of any consolidation or merger of the Company with or into another Person or any merger of another Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in the event of any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a “Transaction”), each share of Preferred Stock then outstanding shall, without the consent of any holder of Preferred Stock, become convertible at any time, at the option of the holder thereof, only into the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior to such Transaction, after giving effect to any adjustment event. The provisions of this Section 7(h) and any equivalent thereof in any such securities similarly shall apply to successive Transactions. The provisions of this Section 7(h) shall be the sole right of holders of Preferred Stock in connection with any Transaction and such holders shall have no separate vote thereon.

(i) The Company shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

(j) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock shall be made without charge to the converting holder of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and

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delivery of any such certificate in a name other than that of the holder of the shares of Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

8. Mandatory Conversion.

(a) At any time on or after March 15, 2009, the Company shall have the right, at its option, to cause the Preferred Stock, in whole but not in part, to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 7(g). The Company may exercise its right to cause a mandatory conversion pursuant to this Section 8(a) only if the closing price of the Common Stock equals or exceeds 130% of the Conversion Price then in effect for at least 20 trading days in any consecutive 30-day trading period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation), including the last trading day of such 30-day period, ending on the trading day prior to the Company’s issuance of a press release announcing the mandatory conversion as described in Section 8(b).

(b) To exercise the mandatory conversion right described in Section 8(a), the Company must issue a press release for publication on the Dow Jones News Service prior to the opening of business on the first trading day following any date on which the conditions described in Section 8(a) are met, announcing such a mandatory conversion. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of Preferred Stock (not more than four Business Days after the date of the press release) of the mandatory conversion announcing the Company’s intention to convert the Preferred Stock. The conversion date will be a date selected by the Company (the “Mandatory Conversion Date”) and will be no more than five days after the date on which the Company issues the press release described in this Section 8(b).

(c) In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 8(b) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock; (iii) the number of shares of Preferred Stock to be converted; and (iv) that dividends on the Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

(d) On and after the Mandatory Conversion Date, dividends will cease to accrue on the Preferred Stock called for a mandatory conversion pursuant to Section 8(a) and all rights of holders of such Preferred Stock will terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof and cash, in lieu of any fractional shares of Common Stock in accordance with Section 7(g). The dividend payment with respect to the Preferred Stock called for a mandatory conversion pursuant to Section 8(a) on a date during the period between the close of business on any Dividend Record Date to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to

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the record holder of such share on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion pursuant to Section 8(a), no payment or adjustment will be made upon conversion of Preferred Stock for Accrued Dividends or for dividends with respect to the Common Stock issued upon such conversion.

(e) The Company may not authorize, issue a press release or give notice of any mandatory conversion pursuant to Section 8(a) unless, prior to giving the conversion notice, all Accumulated Dividends on the Preferred Stock for periods ended prior to the date of such conversion notice shall have been paid in cash.

(f) In addition to the mandatory conversion right described in Section 8(a), if there are less than 25,000 shares of Preferred Stock outstanding, the Company shall have the right, at any time on or after March 15, 2009, at its option, to cause the Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the quotient of (i) the Liquidation Preference divided by (ii) the lesser of (A) the Conversion Price then in effect and (B) the Market Value for the period ending on the second trading day immediately prior to the Mandatory Conversion Date, with any resulting fractional shares of Common Stock to be settled in cash in accordance with Section 7(g). The provisions of clauses (b), (c), (d) and (e) of this Section 8 shall apply to any mandatory conversion pursuant to this clause (f); provided that (i) the Mandatory Conversion Date described in Section 8(b) shall not be less than 15 days nor more than 30 days after the date on which the Company issues a press release pursuant to Section 8(b) announcing such mandatory conversion and (ii) the press release and notice of mandatory conversion described in Section 8(c) will not state the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock.

9. Consolidation, Merger and Sale of Assets.

(a) The Company, without the consent of the holders of any of the outstanding Preferred Stock, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company; provided, however, that (a) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; (b) the shares of Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, the Preferred Stock had immediately prior to such transaction; and (c) the Company delivers to the Transfer Agent an Officers’ Certificate and an Opinion of Counsel stating that such transaction complies with this Certificate of Designation.

(b) Upon any consolidation by the Company with, or merger by the Company into, any other person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section 9(a), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power

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of, the Company under the shares of Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Preferred Stock.

10. SEC Reports.

Whether or not the Company is required to file reports with the Commission, if any shares of Preferred Stock are outstanding, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a)or 15(d) under the Exchange Act. The Company shall supply each holder of Preferred Stock, upon request, without cost to such holder, copies of such reports or other information.

11. Certificates.

(a) Form and Dating. The Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Preferred Stock certificate shall be dated the date of its authentication. The terms of the Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Designation.

(i) Global Preferred Stock. The Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the “Global Preferred Stock”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Preferred Stock represented by Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. With respect to shares of Preferred Stock that are not “restricted securities” as defined in Rule 144 on a conversion date, all shares of Common Stock distributed on such conversion date will be freely transferable without restriction under the Securities Act (other than by affiliates), and such shares will be eligible for receipt in global form through the facilities of DTC.

(ii) Book-Entry Provisions. In the event Global Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Preferred Stock certificates that (a) shall be registered in the name of DTC as depository for such Global Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC’s instructions or held by the Transfer Agent as custodian for DTC.

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Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designation with respect to any Global Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock.

(iii) Certificated Preferred Stock; Certificated Common Stock. Except as provided in this paragraph 11(a) or in paragraph 11(c), owners of beneficial interests in Global Preferred Stock will not be entitled to receive physical delivery of Preferred Stock in fully registered certificated form (“Certificated Preferred Stock”). With respect to shares of Preferred Stock that are “restricted securities” as defined in Rule 144 on a conversion date, all shares of Common Stock issuable on conversion of such shares on such conversion date will be issued in fully registered certificated form (“Certificated Common Stock”). Certificates of Certificated Common Stock will be mailed or made available at the office of the Transfer Agent for the Preferred Stock on or as soon as reasonably practicable after the relevant conversion date to the converting holder.

After a transfer of any Preferred Stock or Certificated Common Stock during the period of the effectiveness of a Shelf Registration Statement with respect to such Preferred Stock or such Certificated Common Stock, all requirements pertaining to legends on such Preferred Stock (including Global Preferred Stock) or Certificated Common Stock will cease to apply, the requirements requiring that any such Certificated Common Stock issued to Holders be issued in certificated form, as the case may, will cease to apply, and Preferred Stock or Common Stock, as the case may be, in global or fully registered certificated form, in either case without legends, will be available to the transferee of the Holder of such Preferred Stock or Certificated Common Stock upon exchange of such transferring Holder’s Preferred Stock or Common Stock or directions to transfer such Holder’s interest in the Global Preferred Stock, as applicable.

(b) Execution and Authentication. Two Officers shall sign the Preferred Stock certificate for the Company by manual or facsimile signature.

If an Officer whose signature is on a Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Preferred Stock certificate, the Preferred Stock certificate shall be valid nevertheless.

A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Preferred Stock certificate. The signature shall be conclusive evidence that the Preferred Stock certificate has been authenticated under this Certificate of Designation.

The Transfer Agent shall authenticate and deliver certificates for up to 313,250 shares of Preferred Stock for original issue upon a written order of the Company signed by two

21

Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Preferred Stock to be authenticated and the date on which the original issue of Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designation to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(c) Transfer and Exchange. (i) Transfer and Exchange of Certificated Preferred Stock. When Certificated Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Preferred Stock or to exchange such Certificated Preferred Stock for an equal number of shares of Certificated Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Preferred Stock surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(2) is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (i) or (ii) below, and is accompanied by the following additional information and documents, as applicable:

(I) if such Certificated Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

(II) if such Certificated Preferred Stock is being transferred to the Company or to a “qualified institutional buyer (“QIB”) in accordance with Rule 144A under the Securities Act or pursuant to another exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in paragraph 11(c) (vii).

(ii) Restrictions on Transfer of Certificated Preferred Stock for a Beneficial Interest in Global Preferred Stock. Certificated Preferred Stock may not be exchanged for a beneficial interest in Global Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Company and the Transfer Agent, together with written instructions directing

22

the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Preferred Stock to reflect an increase in the number of shares of Preferred Stock represented by the Global Preferred Stock, then the Transfer Agent shall cancel such Certificated Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by the Global Preferred Stock to be increased accordingly. If no Global Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Preferred Stock representing the appropriate number of shares.

(iii) Transfer and Exchange of Global Preferred Stock. The transfer and exchange of Global Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designation (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(iv) Transfer of a Beneficial Interest in Global Preferred Stock for a Certificated Preferred Stock.

(1) Any Person having a beneficial interest in Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to another exemption from registration thereunder may upon request, but only with the consent of the Company, and if accompanied by a certification from such Person to that effect (in substantially the form of Exhibit C hereto), exchange such beneficial interest for Certificated Preferred Stock representing the same number of shares of Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any Person having a beneficial interest in Global Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the Person designated by DTC as having such a beneficial interest in a Transfer Restricted Security only, then, the Transfer Agent or DTC, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by Global Preferred Stock to be reduced on its books and records and, following such reduction, the Company will execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Preferred Stock.

(2) Certificated Preferred Stock issued in exchange for a beneficial interest in a Global Preferred Stock pursuant to this paragraph 11(c)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Preferred Stock to the Persons in whose names such Preferred Stock are so registered in accordance with the instructions of DTC.

(v) Restrictions on Transfer and Exchange of Global Preferred Stock.

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(1) Notwithstanding any other provisions of this Certificate of Designation (other than the provisions set forth in paragraph 11(c)(vi)), Global Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(2) In the event that the Global Preferred Stock is exchanged for Preferred Stock in definitive registered form pursuant to paragraph 11(c)(vi) prior to the effectiveness of a Shelf Registration Statement with respect to such securities, such Preferred Stock may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this paragraph 11(c) (including the certification requirements set forth in the Exhibits to this Certificate of Designation intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(vi) Authentication of Certificated Preferred Stock. If at any time:

(1) DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Preferred Stock and a successor depository for the Global Preferred Stock is not appointed by the Company within 90 days after delivery of such notice;

(2) DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Preferred Stock is not appointed by the Company within 90 days; or

(3) the Company, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Preferred Stock under this Certificate of Designation,

then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company requesting the authentication and delivery of Certificated Preferred Stock to the Persons designated by the Company, will authenticate and deliver Certificated Preferred Stock equal to the number of shares of Preferred Stock represented by the Global Preferred Stock, in exchange for such Global Preferred Stock.

(vii) Legend.

(1) Except as permitted by the following paragraph (2) and in paragraph 11(a)(iii), each certificate evidencing the Global Preferred Stock, the Certificated Preferred Stock and Certificated Common Stock shall bear a legend in substantially the following form:

“THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT

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OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO THE COMPANY OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (4) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER OF THIS SECURITY WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.”1

(2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Preferred Stock) pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act:

(I) in the case of any Transfer Restricted Security that is a Certificated Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock that

[1]	Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted Security.

25

does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security; and

(II) in the case of any Transfer Restricted Security that is represented by a Global Preferred Stock, with the consent of the Company, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder’s request for such exchange was made in reliance on Rule 144 or another exemption from registration under the Securities Act and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form set forth in Exhibit C hereto).

(viii) Cancelation or Adjustment of Global Preferred Stock. At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted or canceled, such Global Preferred Stock shall be returned to DTC for cancelation or retained and canceled by the Transfer Agent. At any time prior to such cancelation, if any beneficial interest in Global Preferred Stock is exchanged for Certificated Preferred Stock, converted or canceled, the number of shares of Preferred Stock represented by such Global Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

(ix) Obligations with Respect to Transfers and Exchanges of Preferred Stock.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Preferred Stock and Global Preferred Stock as required pursuant to the provisions of this paragraph 11(c).

(2) All Certificated Preferred Stock and Global Preferred Stock issued upon any registration of transfer or exchange of Certificated Preferred Stock or Global Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designation as the Certificated Preferred Stock or Global Preferred Stock surrendered upon such registration of transfer or exchange.

(3) Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(4) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other

26

governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Stock certificates or Common Stock certificates.

(5) Upon any sale or transfer of shares of Preferred Stock (including any Preferred Stock represented by a Global Preferred Stock Certificate) or of Certificated Common Stock pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an Opinion of Counsel reasonably satisfactory to the Company if it so requests):

(A) in the case of any Certificated Preferred Stock or Certificated Common Stock, the Company and the Transfer Agent shall permit the holder thereof to exchange such Preferred Stock or Certificated Common Stock for Certificated Preferred Stock or Certificated Common Stock, as the case may be, that does not bear a restrictive legend and rescind any restriction on the transfer of such Preferred Stock or Common Stock issuable in respect of the conversion of the Preferred Stock; and

(B) in the case of any Global Preferred Stock, such Preferred Stock shall not be required to bear the legend set forth in paragraph (c)(vii) above but shall continue to be subject to the provisions of paragraph (c)(iv) hereof; provided, however, that with respect to any request for an exchange of Preferred Stock that is represented by Global Preferred Stock for Certificated Preferred Stock that does not bear the legend set forth in paragraph (c)(vii) above in connection with a sale or transfer thereof pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an Opinion of Counsel if the Company so requests), the Holder thereof shall certify in writing to the Transfer Agent that such request is being made pursuant to such exemption (such certification to be substantially in the form of Exhibit C hereto).

(x) No Obligation of the Transfer Agent.

(1) The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Preferred Stock, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Preferred Stock). The rights of beneficial owners in any Global Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

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(2) The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designation or under applicable law with respect to any transfer of any interest in any Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designation, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d) Replacement Certificates. If a mutilated Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Preferred Stock certificate claims that the Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Preferred Stock certificate if the reasonable requirements of the Transfer Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of Oklahoma are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses in replacing a Preferred Stock certificate.

(e) Temporary Certificates. Until definitive Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Preferred Stock certificates. Temporary Preferred Stock certificates shall be substantially in the form of definitive Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Preferred Stock certificates and deliver them in exchange for temporary Preferred Stock certificates.

(f) Cancelation. (i) In the event the Company shall purchase or otherwise acquire Certificated Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancelation.

(ii) At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted, repurchased or canceled, such Global Preferred Stock shall thereupon be delivered to the Transfer Agent for cancelation.

(iii) The Transfer Agent and no one else shall cancel and destroy all Preferred Stock certificates surrendered for transfer, exchange, replacement or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Preferred Stock certificates to the Company. The Company may not issue new Preferred Stock certificates to replace Preferred Stock certificates to the extent they evidence Preferred Stock which the Company has purchased or otherwise acquired.

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12. Additional Rights of Holders. In addition to the rights provided to Holders under this Certificate of Designation, Holders shall have the rights set forth in the Registration Rights Agreement.

13. Other Provisions.

(a) With respect to any notice to a holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

(b) Shares of Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Oklahoma law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, except that any issuance or reissuance of shares of Preferred Stock must be in compliance with this Certificate of Designation.

(c) The shares of Preferred Stock shall be issuable only in whole shares.

(d) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this 29th day of March, 2004.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ MARTHA A. BURGER
Martha A. Burger Treasurer & Sr. Vice President

Attest:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Assistant Treasurer & Corporate Secretary

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EXHIBIT A

FORM OF PREFERRED STOCK

FACE OF SECURITY

[THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO THE COMPANY OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (4) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER OF THIS SECURITY WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.][1]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

1 Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted Security.

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.][2]

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.]2

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

2 Subject to removal if not a global security.

Certificate Number	Number of Shares of Convertible Preferred Stock
[ ]	[ ]

CUSIP NO.: 165167883

4.125% Cumulative Convertible Preferred Stock (par value $0.01)

(liquidation preference $1000 per share of Convertible Preferred Stock)

of

Chesapeake Energy Corporation

Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), hereby certifies that [                                ] (the “Holder”) is the registered owner of [                                        ] fully paid and non-assessable preferred securities of the Company designated the 4.125% Cumulative Convertible Preferred Stock (par value $0.01) (liquidation preference $1000 per share of Preferred Stock) (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated March 29, 2004, as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has executed this certificate this [        ] day of [                            ], 2004.

CHESAPEAKE ENERGY CORPORATION

By:
Name:
Title:

By:
Name:
Title:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Preferred Stock referred to in the within-mentioned Certificate of Designation.

Dated:                         , 2004

UMB BANK, N.A., as Transfer Agent,

By:

Authorized Signatory

REVERSE OF SECURITY

Cash dividends on each share of Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation.

The shares of Preferred Stock shall be convertible into the Company’s Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

The Company will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Stock Certificate)

Signature Guarantee:3

1 (Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT B

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of 4.125% Cumulative Convertible Preferred Stock (the “Preferred Stock”), represented by stock certificate No(s).                                                   (the “Preferred Stock Certificates”) into shares of common stock (“Common Stock”) of Chesapeake Energy Corporation (the “Company”) according to the conditions of the Certificate of Designation of the Preferred Stock (the “Certificate of Designation”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith the Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the “Act”), or pursuant to any exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designation and the Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Date of Conversion:

Applicable Conversion Price:

Number of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued: *

Signature:

Name:

Address:**

Fax No.:

*The Company is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received

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by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Preferred Stock Certificate(s) to be converted.

**Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

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EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:	4.125% Cumulative Convertible Preferred Stock (the “Preferred Stock”) of Chesapeake Energy Corporation (the “Company”)

This Certificate relates to              shares of Preferred Stock held in ☐*/ book-entry or ☐*/ definitive form by                          (the “Transferor”).

The Transferor*:

☐	has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Preferred Stock held by the Depository shares of Preferred Stock in definitive, registered form equal to its beneficial interest in such Preferred Stock (or the portion thereof indicated above); or

☐	has requested the Transfer Agent by written order to exchange or register the transfer of Preferred Stock.

In connection with such request and in respect of such Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because */:

☐	Such Preferred Stock is being acquired for the Transferor’s own account without transfer.

☐	Such Preferred Stock is being transferred to the Company.

☐	Such Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

☐	Such Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests).

[INSERT NAME OF TRANSFEROR]

by:

Date:

*/	Please check applicable box.

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